CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$1,035,000	$118.61

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement dated March 16, 2012 (To the Prospectus dated August 31, 2010, Prospectus Supplement dated May 27, 2011)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-169119

$1,035,000 Notes linked to the Barclays Capital Backwardation Alpha DJ-UBSCI Total Return Index due March 20, 2014 Global Medium-Term Notes, Series A, No. C-401

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Initial Valuation Date:	March 16, 2012

Issue Date:	March 21, 2012

Final Valuation Date:	March 17, 2014[2]. In the case of Holder Redemption, the Final Valuation Date will be deemed to be the valuation date designated in the notice of redemption. In the case of Issuer Redemption, the Final Valuation Date will be deemed to be the third Scheduled Trading Day prior to the Redemption Date. If an Early Redemption Intraday Trigger Event occurs, the Final Valuation Date will be accelerated to the Intraday Trigger Event Day as further described below and herein.

Maturity Date:	March 20, 2014

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Interest:	We will not pay you interest during the term of the Notes.

Reference Asset:	The return on the Notes is linked to the performance of the Barclays Capital Backwardation Alpha DJ-UBSCI Total Return Index (the “Index”) published by Barclays Bank PLC or its successor, and displayed on http://www.barcap.com/indices, or on any successor webpage. For information purposes only, the level of the Index will also be displayed on Bloomberg under ticker reference “BCCFBA3T <Index>”. In the event of any discrepancy between the level of the Index published by Barclays Bank PLC and the level of the Index displayed on Bloomberg, the level of the Index published by Barclays Bank PLC shall prevail. The Index was created by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC. See “Description of the Reference Asset” below.

Fees:*

Investor Fee: Your payment at maturity or upon redemption will be reduced by (i) an amount equal to the Investor Fee equal to (a) 0.25% (the “Investor Fee Factor”) times (b) the principal amount of your Notes. The Investor Fee shall equal $2.50 per $1,000 principal amount of Notes.

Index Fees: Your payment at maturity or upon redemption will also be reduced by the “Index Fee”. This fee is 1.50% per annum, which will be deducted as described below under “Payment at Maturity or upon Redemption as a result of Holder Redemption or Issuer Redemption” and “Payment upon Redemption as a result of an Early Redemption Intraday Trigger Event” below.

Payment at Maturity or upon Redemption as a result of Holder Redemption or Issuer Redemption:

If an Early Redemption Intraday Day Trigger Event has not occurred at any time, and if you hold your Notes to maturity (the “Payment at Maturity”) or upon redemption as a result of Holder Redemption or Issuer Redemption, you will receive a cash payment (if any) determined as follows:

Where:

“Principal Amount” = the principal amount of your Notes;

“IndexFinal” = the Index closing level (the “Final Level”) on the Final Valuation Date (or the deemed Final Valuation Date in the case of Holder Redemption or Issuer Redemption[1];

“IndexInitial ” = the Index closing level (the “Initial Level”) on the Initial Valuation Date, which is 1,145.0720

“No. of Daysx” = the actual number of days from but excluding the Initial Valuation Date to and including the Final Valuation Date, which is 731[2], or the applicable deemed Final Valuation Date with respect to Holder Redemption or Issuer Redemption, as the case may be; and

“Index Fee Rate” = 1.50%.

“Investor Fee” is equal to the “Investor Fee Factor” times the Principal Amount.

You may lose some or all of your investment at maturity. Your Notes will be fully exposed to any declines of the Reference Asset and you may lose some or all of your investment. Any payment on the Notes is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this pricing supplement. Under no circumstances will the payment at maturity or upon redemption be less than $0.00.

Payment upon Redemption as a result of an Early Redemption Intraday Trigger Event:	Upon redemption as a result of the occurrence of an Early Redemption Intraday Trigger Event, you will receive a cash payment (if any) (“Intraday Trigger Event Amount”) on the Redemption Date (or the Maturity Date, if such Early Redemption Intraday Trigger Event occurs on the Final Valuation Date) determined as follows:

Where:

Index Intraday = the intraday level of the Index on the Intraday Trigger Event Day (or the “Final Intraday Level”), as determined by the calculation agent, in its sole discretion and acting in good faith in a commercial reasonable manner, (i) using the latest available quotations for the intraday prices of the relevant underlying commodities underlying the Index Components and in accordance with the methodology described herein under “Early Redemption Intraday Trigger Event—Methodology to Determine Intraday Prices” (the “intraday prices”) and (ii) as determined as soon as commercially possible following the occurrence of an Early Redemption Intraday Trigger Event;

No. of Daysy = the actual number of days from and including the Initial Valuation Date to but excluding the applicable Intraday Trigger Event Day; and

“Principal Amount”, “IndexInitial”, “Investor Fee” and “Index Fee Rate” have their meanings as described above.

You may lose some or all of your investment in the event of an Early Redemption Intraday Trigger Event. Your Notes will be fully exposed to any declines of the Reference Asset and you may lose some or all of your investment. Any payment on the Notes is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this pricing supplement. Note that you may receive an Intraday Trigger Event Amount that is less than, and possibly significantly less than, 50% of the principal amount of your Notes. Under no circumstances will the payment upon early redemption be less than $0.00.

Holder Redemption:	Provided that an Early Redemption Intraday Trigger Event or Issuer Redemption has not occurred, you may redeem your Notes prior to maturity by delivering a notice of redemption to us that specifies your designated Final Valuation Date (such designated date being the “Holder Redemption Notice Date”). You must deliver your notice via email by no later than 4:00 p.m., New York City time, on the business day immediately preceding the Holder Redemption Notice Date. Your confirmation of redemption must comply with the procedures specified in “Holder Redemption” in this pricing supplement or it will be deemed ineffective. You must redeem at least 250 Notes at one time in order to exercise your right to redeem your Notes on any Redemption Date.

Issuer Redemption:	We may redeem the Notes in whole (but not in part) at our sole discretion on any business day through and including the Maturity Date. To exercise our right to redeem, we must deliver notice to the holders of the Notes not less than ten calendar days prior to the Redemption Date specified by us in such notice. See “Issuer Redemption” in this pricing supplement.

Early Redemption Intraday Trigger Event:

At any time prior to the Maturity Date (including without limitation the Final Valuation Date) following the occurrence of an Early Redemption Intraday Trigger Event, we may, but are not obligated to, redeem the Notes in whole (but not in part). An “Early Redemption Intraday Trigger Event” will occur when the Intraday Indicative Value of the Index is less than 50% of the Initial Level at any time during the term of the Notes. The “Intraday Indicative Value of the Index” will be determined by the calculation agent, in its sole discretion and acting in good faith and in a commercially reasonable manner, on the basis of the latest available quotations for the intraday prices of the relevant underlying commodities underlying the Index Components and in accordance with the methodology described herein under “Early Redemption Intraday Trigger Event—Methodology to Determine Intraday Prices”. See “Early Redemption Intraday Trigger Event” in this pricing supplement.

Within three business days of the determination of the Intraday Trigger Event Amount, we will deliver a written notice (the “Intraday Trigger Redemption Notice”) to the Depositary Trust Company (“DTC”) specifying the Intraday Trigger Event Day and the relevant intraday prices that were used by the calculation agent to determine the occurrence of an Early Redemption Intraday Trigger Event and to calculate the Intraday Trigger Event Amount. The Intraday Trigger Event Amount will be the amount which will be payable to you on the Intraday Trigger Redemption Date.

Intraday Trigger Event Day:	Any day on which an Early Redemption Intraday Trigger Event occurs will be an Intraday Trigger Event Day. If an Early Redemption Intraday Trigger Event occurs, the Final Valuation Date will be accelerated to be such Intraday Trigger Event Day and the Intraday Trigger Event Amount will be paid on the Intraday Trigger Redemption Date. See “We may, but are not obligated to, redeem the Notes upon the occurrence of an Early Redemption Intraday Trigger Event” under “Selected Risk Considerations” in this pricing supplement.

Redemption Date:	In the case of Holder Redemption, the third business day following the Holder Redemption Notice Date. In the case of Issuer Redemption, the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice; provided, however, that if the deemed final valuation date is postponed and occurs less than two business days prior to the day that would otherwise be the Redemption Date, then the Redemption Date will be the second business day following the deemed final valuation date as so postponed. In the case of an Early Redemption Intraday Trigger Event, the Redemption Date will be the Intraday Trigger Redemption Date. See “Early Redemption Intraday Trigger Event” and “Intraday Trigger Redemption Notice” in this pricing supplement.

Intraday Trigger Redemption Date:	The Intraday Trigger Redemption Date will be the third business day following the Intraday Trigger Redemption Notice Date. See “Early Redemption Intraday Trigger Event” and “Intraday Trigger Redemption Notice” in this pricing supplement.

Calculation Agent:	Barclays Bank PLC

Scheduled Trading Day:	A scheduled trading day with respect to the Index is a day on which (i) the value of such Index is published by the Sponsor and (ii) trading is generally conducted on the markets on which the futures contracts underlying the relevant Index Components are traded, in each case as determined by the calculation agent in its sole discretion.

Business Day:	London and New York

CUSIP/ISIN:	06738KY21 / US06738KY214

1.	Subject to postponement in the event of a note market disruption event as described under “Note Market Disruption Events” in this pricing supplement.
2.

Subject to postponement in the event of a note market disruption event as described under “Note Market Disruption Events” in this pricing supplement. This is calculated from March 16, 2012 (the Initial Valuation Date) to March 17, 2014. Please note that the number used for the “No. of Daysx” will vary if (i) the Final Valuation Date is postponed as herein described or (ii) a Holder Redemption or Issuer Redemption occurs.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the prospectus supplement and “Selected Risk Considerations” beginning on page PS-6 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Agent’s Commission*	Proceeds to Barclays Bank PLC
Per Note	100%	0.25%	99.75%
Total	$1,035,000	$2,587.50	$1,032,412.50

*	Barclays Capital Inc. will receive commissions from the Issuer equal to 0.25% of the principal amount of the notes, or $2.50 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

Our SEC file number is 1-10257. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

What is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Reference Asset?

The following table illustrates the hypothetical total return at maturity on the Notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000. The following table and examples assume that IndexInitial = 1,145.0720 and “Index Return” = (IndexFinal – IndexInitial)/IndexInitial and that the No. of Daysx is 731. For the purposes of example 6 below and for the hypothetical Intraday Trigger Event Amounts in the chart below, No. of Daysx is 731 and “Index Intraday Return” = (IndexIntraday – IndexInitialIndex Initial). The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Final Levels* (IndexFinal)	Index Return**	Payment at Maturity***	Total Return on the Notes
1,717.6080	50.00%	$1,452.4384	45.24%
1,603.1008	40.00%	$1,355.4425	35.54%
1,438.8975	25.66%	$1,216.3504	21.64%
1,374.0864	20.00%	$1,161.4507	16.15%
1,259.5792	10.00%	$1,064.4548	6.45%
1,230.9524	7.50%	$1,040.2058	4.02%
1,202.3256	5.00%	$1,015.9568	1.60%
1,183.4880	3.35%	$1,000.0000	0.00%
1,156.5227	1.00%	$977.1585	-2.28%
1,150.7974	0.50%	$972.3087	-2.77%
1,145.0720	0.00%	$967.4589	-3.25%
1,087.8184	-5.00%	$918.9610	-8.10%
1,030.5648	-10.00%	$870.4630	-12.95%
916.0576	-20.00%	$773.4671	-22.65%
801.5504	-30.00%	$676.4712	-32.35%
687.0432	-40.00%	$579.4753	-42.05%
572.5360	-50.00%	$482.4795	-51.75%
458.0288	-60.00%	$385.4836	-61.45%
343.5216	-70.00%	$288.4877	-71.15%
229.0144	-80.00%	$191.4918	-80.85%
114.5072	-90.00%	$94.4959	-90.55%
0.0000	-100.00%	$0.0000	-100.00%

*	Includes hypothetical Final Intraday Levels (IndexIntraday)
**	Includes hypothetical Index Intraday Returns
***

Includes hypothetical Intraday Trigger Event Amounts, assuming No. of Daysy is 731. Note that although an Early Redemption Intraday Trigger Event will occur if the Intraday Indicative Value of the Index is less than 50% of the Initial Level at any time, the intraday prices used to determine the Intraday Trigger Event Amount may be less than the intraday prices used to determine the occurrence of an Early Redemption Intraday Trigger Event, and your payment upon redemption may therefore be significantly less than 50% of the principal amount invested and may be zero. Also note that the actual investor fee and Index Fee will be dependent upon the actual number of days from the Initial Valuation Date to the Intraday Trigger Redemption Date.

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated, assuming an initial investment of $1,000.

Example 1: IndexFinal is 1,202.3256 and the Index Return is 5%.

The amount payable at maturity is calculated as follows:

($1,000 * 105.00% * 0.96996) - $2.50 = $1,015.9568

Therefore, the total payment at maturity is $1,015.9568 per $1,000 principal amount Note, representing a 1.60% return on investment over the term of the Notes.

Example 2: IndexFinal is 1,150.7974 and the Index Return is 0.50%.

The amount payable at maturity is calculated as follows:

($1,000 * 100.50% * 0.96996) - $2.50 = $972.3087

Therefore, the total payment at maturity is $972.3087 per $1,000 principal amount Note, representing a -2.77% return on investment over the term of the Notes.

Example 3: IndexFinal is 801.5504 and the Index Return is -30%.

The amount payable at maturity is calculated as follows:

($1,000 * 70.00% * 0.96996) - $2.50 = $676.4712

Therefore, the total payment at maturity is $676.4712 per $1,000 principal amount Note, representing a -32.35% return on investment over the term of the Notes.

Example 4: IndexFinal is 1,183.4880 and the Index Return is 3.35%.

The amount payable at maturity is calculated as follows:

($1,000 * 108.38% * 0.96996) - $2.50 = $1,000.00

Therefore, the total payment at maturity is $1,000 per $1,000 principal amount Note, representing a 0% total return on investment over the term of the Notes.

Example 5: IndexFinal is 1,374.0864 and the Index Return is 20%.

The amount payable at maturity is calculated as follows:

($1,000 * 120.00% * 0.96996) - $2.50 = $1,161.4507

Therefore, the total payment at maturity is $1,161.4507 per $1,000 principal amount Note, representing a 16.15% return on investment over the term of the Notes.

Example 6: An Early Redemption Intraday Trigger Event has occurred. The Final Intraday Level (IndexIntraday) is 343.5216 and the Index Intraday Return is -70%.

The amount payable upon early redemption (and in this example, at maturity) is calculated as follows:

($1,000 * 30.00% * 0.96996) - $2.50 = $288.4877

Therefore, the Intraday Trigger Event Amount is $288.4877 per $1,000 principal amount Note, representing a -71.15% return on investment over the term of the Notes.

Selected Purchase Considerations

•

Note Market Disruption Events and Adjustments—The Final Valuation Date, the Redemption Date, the Maturity Date, the Payment at Maturity and the Final Level (IndexFinal) are subject to adjustment as described in the following sections:

•

For a description of what constitutes a note market disruption event as well as the consequences of that note market disruption event, see “Note Market Disruption Events” in this pricing supplement; and

•

For a description of further adjustments that may affect the reference asset, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index” in the prospectus supplement.

•

Material U.S. Federal Income Tax Considerations—The material tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement. In addition, this discussion applies to you only if you are an initial purchaser of the Notes; if you are a secondary purchaser of the Notes, the tax consequences to you may be different.

The following section is the opinion of our special tax counsel, Sullivan & Cromwell LLP, and it assumes that the description of the terms of the Notes in this pricing supplement is materially correct. Based on information provided to us by the Issuer, it would be reasonable to characterize your Notes as debt instruments subject to special rules governing contingent payment debt instruments for all U.S. federal income tax purposes. Except as discussed under “Alternative Treatments” below, the discussion herein assumes that the Notes will be so treated. If you are a U.S. individual or taxable entity, you generally will be required to accrue interest on a current basis in respect of the Notes over their term based on the comparable yield for the Notes and pay tax accordingly, even though you will not receive any payments from us until redemption or maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale, redemption or maturity of the Notes would be taxed as ordinary interest income and any loss you may recognize on the sale, redemption or maturity of the Notes would generally be ordinary loss to the extent of the interest you previously included as income in respect of the Notes and thereafter would be capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

If you purchase your Notes for an amount that differs from the principal amount of the Notes, you may be subject to special tax rules as described in “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments” in the accompanying prospectus supplement (in particular, the rules that apply when a U.S. holder purchases a contingent payment debt instrument for an amount that differs from the adjusted issue price of that contingent payment debt instrument at the time of the purchase). These rules are complex and therefore individuals are urged to consult their tax advisors regarding these rules.

For a further discussion of the tax treatment of your Notes, including information regarding obtaining the comparable yield for your Notes and the tax consequences to secondary purchasers of the Notes, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments” in the accompanying prospectus supplement.

Alternative Treatments. There is no judicial or administrative authority discussing how your Notes should be treated for U.S. federal income tax purposes. It is possible that your Notes could be treated as a pre-paid cash-settled executory contract with respect to the Index. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year. A discussion of the U.S. federal income tax consequences of characterizing your Notes as a pre-paid cash-settled executory contract can be found under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement.

In addition, it is possible that you could be treated as if you owned the underlying components of the Index. Under such a characterization, Section 1256 of the Internal Revenue Code should apply to the portion of your Notes that reflects the performance of regulated futures contracts. If Section 1256 were to apply to such portion of your Notes, gain or loss recognized with respect to such portion of your Notes would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark such portion of your Notes to market at the end of each taxable year (i.e., recognize gain or loss as if the Notes or the relevant portion of the Notes had been sold for fair market value). Under this alternative characterization or independently of it, it is possible that the straddle rules of the Internal Revenue Code could apply to your Notes. These provisions could cause the character of any gain that you may recognize in respect of your Notes (or a portion of your Notes) to be short-term capital gain, could require interest deductions allocable to your Notes (or a portion of your Notes) to be capitalized rather than deducted and could limit your ability to recognize certain losses in respect of the Notes.

It is also possible that you could be required to recognize gain or loss, which may be ordinary income or loss or short-term capital gain or loss, each time either (i) a futures contract that is tracked by the Index rolls, or (ii) each time there is an adjustment to the notional portfolio tracked by the Index.

Furthermore, it is possible even if the Notes are not treated as debt that you would be required to include the interest component of the Index in ordinary income either upon the sale, redemption or maturity of the Notes or over the term of the Notes even though you will not receive any payments from us until the redemption or maturity of your Notes. In addition, it is possible that you could be required to recognize gain or loss at any time when the Index is modified, adjusted, discontinued or replaced with a successor index.

The Internal Revenue Service could also potentially assert that you should be required to treat amounts attributable to the Investor Fee or Index Fees as amounts of expense. The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Notes.

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions (which would include debt of a foreign financial institution that is not regularly traded on an established securities market, and accordingly may include your Notes) as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The Internal Revenue Service has issued guidance exempting “specified foreign financial assets” held in a financial account from reporting under this provision (although the financial account itself, if maintained by a foreign financial institution, may remain subject to this reporting requirement). Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

Non-U.S. Holders. Barclays currently does not withhold on payments treated as interest to non-U.S. holders in respect of instruments such as the Notes. However, if Barclays determines that there is a material risk that it will be required to withhold on any such payments, Barclays may withhold on any payments treated as interest at a 30% rate, unless you have provided to Barclays an appropriate and valid Internal Revenue Service Form W-8. In addition, non-U.S. holders will be subject to the general rules regarding information reporting and backup withholding as described under the heading “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the futures contracts that comprise the Index Components of the Index. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in an Exchange-Traded Fund Invested in Commodities or Based in Part on Commodities”;

•	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”.

In addition to the risks described above, you should consider the following:

•

Your Investment in the Notes May Result in a Loss—The Notes do not guarantee any return of principal. The return on the Notes at maturity or redemption is linked to the performance of the Index and will depend on whether, and the extent to which the Final Level or the Final Intraday Level, as applicable, is greater than the Initial Level. Due to the Investor Fee of .25% per annum and the Index Fee of 1.50% per annum, your investment will be more than fully exposed to any decline in the Final Level (or Final Intraday Level) as compared to the Initial Level. You may lose some or all of your principal.

•

Even If the Final Level or the Final Intraday Level, as applicable, is greater than the Initial Level, You May Receive Less Than the Principal Amount of Your Notes—Because the Investor Fee and the Index Fee reduces the amount of your return at maturity or upon redemption, the level of the Index must increase significantly for you to receive at least the principal amount of your investment at maturity or upon redemption. If the Final Level or the Final Intraday Level, as applicable, is not greater than the Initial Level by an amount sufficient to offset the Investor Fee and the Index Fee, or if the Final Level or the Final Intraday Level, as applicable, is less than or equal to the Initial Level, you will receive less than the principal amount of your investment at maturity or upon redemption.

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We may, but are not obligated to, redeem the Notes upon the occurrence of an Early Redemption Intraday Trigger Event—We have the right to redeem or “call” your Notes (in whole but not in part) without your consent upon the occurrence of an Early Redemption Intraday Trigger Event. An “Early Redemption Intraday Trigger Event” will occur when the Intraday Indicative Value of the Index at any time is less than 50% of the Initial Level. The “Intraday Indicative Value of the Index” will be determined by the calculation agent, in its sole discretion and acting in good faith and in a commercially reasonable manner, on the basis of the latest available quotations for the intraday prices of the relevant commodities and futures contracts underlying the Index Components of the Index in accordance with the methodology described herein under “Early Redemption Intraday Trigger Event—Methodology to Determine Intraday Prices”. If an Early Redemption Intraday Trigger Event occurs and we elect to redeem your Notes, within three business days of the determination of the Intraday Trigger Event Amount, we will deliver a written notice (the “Intraday Trigger Redemption Notice”) to the Depositary Trust Company (“DTC”) specifying the Intraday Trigger Event Day and the relevant intraday prices that were used by the calculation agent to determine the occurrence of an Early Redemption Intraday Trigger Event and to calculate the Intraday Trigger Event Amount. The date of such notice shall be the “Intraday Trigger Event Notice Date”). The Intraday Trigger Event Amount will be the amount which will be payable to you on the Intraday Trigger Redemption Date (as described on the cover page of this pricing supplement). The Intraday Trigger Redemption Date will be the third business day following the Intraday Trigger Event Notice Date.

If we exercise our right to redeem the Notes upon the occurrence of an Early Redemption Intraday Trigger Event, the payment you receive may be less than the payment that you would have otherwise been entitled to receive at maturity, and you may not be able to reinvest any amounts received on the Intraday Trigger Redemption Date in a comparable investment. Our right to redeem the Notes upon the occurrence of an Early Redemption Intraday Trigger Event may also adversely impact your ability to sell your Notes, and/or the price at which you may be able to sell your Notes, following the occurrence of an Early Redemption Intraday Trigger Event.

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We may redeem your Notes at our sole discretion at any time—We have the right to redeem or “call” your Notes (in whole but not in part) at our sole discretion without your consent at any time on any business day through and including the Maturity Date. If we elect to redeem the Notes, we will deliver written notice of such election to redeem to DTC not less than ten calendar days prior to the Redemption Date specified by us in such notice. In this scenario, the Final Valuation Date will be deemed to be the third Scheduled Trading Day prior to the Redemption Date, such deemed Final Valuation Date being subject to postponement in the event of a Note Market Disruption Event as described in “Note Market Disruption Events” in this pricing supplement, and the Notes will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice, at an amount equal to the amount determined in accordance with the formula described on the cover page of this pricing supplement for Issuer Redemption (the “Issuer Redemption Amount”). If the deemed Final Valuation Date referred to above is postponed and occurs less than two business days prior to the day that would otherwise be the Redemption Date, then the Redemption Date will be the second business day following the deemed Final Valuation Date as so postponed. If we exercise our right to redeem the Notes, the payment you receive may be less than the payment that you would have otherwise been entitled to receive at maturity, and you may not be able to reinvest any amounts received on the Redemption Date in a comparable investment. Our right to redeem the Notes may also adversely impact your ability to sell your Notes, and/or the price at which you may be able to sell your Notes, following delivery of the issuer redemption notice.

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The Calculation Agent Has Discretion in Certain Instances to Determine the Intraday Indicative Value of the Index By Reference to Prices That May Not Be as Reliable or Liquid in Periods of Market Disruption and That You May Not Be Able to Independently Verify. These Determinations May Create Potential Conflicts of Interest Between You and the Calculation Agent—In determining the occurrence of an Early Redemption Intraday Trigger Event and the Intraday Trigger Event Amount, Barclays Bank PLC, as calculation agent, will determine the relevant Intraday Indicative Value of the Index and the relevant intraday prices of the commodities futures contracts underlying the Index Components in accordance with the methodology described herein under “Early Redemption Intraday Trigger Event—Methodology to Determine Intraday Prices.” Under this methodology, if the relevant futures contract for the relevant underlying commodity is actively traded, as determined by the calculation agent in its reasonable discretion, the calculation agent will refer initially to the publicly available intraday prices of the relevant commodities futures contracts, as published on the relevant futures exchange. If the calculation agent determines in its reasonable discretion that the futures contract is not being actively traded, the calculation agent will then determine the value of the relevant underlying commodities futures based on the prices of the over-the-counter (“OTC”) derivatives on the same relevant underlying commodities obtained by the calculation agent from a recognized broker or dealer in the relevant market or on other futures contracts on the same underlying commodities futures traded on different exchanges or in different markets. If such prices are not available for any reason, the calculation agent will determine, in its sole discretion, acting in good faith and a commercially reasonable manner, an appropriate value for the relevant underlying commodities futures. In doing so, the calculation agent may imply a value for such commodities futures contracts by reference to one or more sources of information that, in the calculation agent’s sole discretion, can serve as a reasonable “proxy” for determining the value of the relevant underlying commodities. If futures prices are not available as a result of market disruptions, such market disruptions could also have the effect of making the prices for OTC derivatives and the prices for other potential “proxy” sources less reliable and less liquid. Therefore, if the calculation agent determines the value of the underlying commodities futures by reference to OTC derivatives or other “proxy” sources, such prices may deviate, even significantly, from the prices that would otherwise be obtained from a functioning futures exchange. Moreover, you may not be able to independently verify such information if they are based on prices for OTC derivatives or if the calculation agent determines an appropriate value of one or more underlying commodities futures, including by reference to reasonable “proxy” sources described above. The calculation agent will be required to exercise its judgment when making certain of these determinations. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such determination.

If an Early Redemption Intraday Trigger Event Occurs, Your Payment at Maturity May be Less, and possibly significantly less, than 50% of the Principal Amount of your Notes—An Early Redemption Intraday Trigger Event will occur if the Intraday Indicative Value of the Index is less than 50% of its Initial Level. The Intraday Indicative Value of the Index is calculated by the calculation agent and is based, in part, on the latest available quotations for intraday prices of the relevant commodities futures contracts underlying the Index Components in accordance with the methodology described herein under “Early Redemption Intraday Trigger Event—Methodology to Determine Intraday Prices”. After the calculation agent determines that an Early Redemption Intraday Trigger Event has occurred, the calculation agent will calculate the Intraday Trigger Event Amount on the Intraday Trigger Event Day as soon as commercially possible, using the prevailing intraday prices of the underlying commodities futures contracts of the Index Components of the Backwardation Alpha DJ-UBSCI Total Return Index. The Intraday Trigger Event Amount will be payable on the Intraday Trigger Redemption Date. It is possible that, in highly volatile markets, the market prices of the relevant commodities futures contracts may worsen, even significantly, between the time of the Early Redemption Intraday Trigger Event has occurred and the time the Intraday Trigger Event Amount is determined. As a result, you may receive a payment at redemption resulting from an Early Redemption Intraday Trigger Event that is less than, and possibly significantly less than, 50% of the principal amount of your Notes.

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The Index is Designed to Reflect the Relative Performance of Long and Short Commodity Indices—The Index is based on a Long Portfolio of 10 Barclays Capital proprietary indices that are selected using the Backwardation Selection Process on a monthly basis and a Short Portfolio of Barclays Capital Single Commodity Nearby Indices that tracks the weights and underlying commodities of the DJ-UBSCI. The Index reflects the relative performance between the two portfolios. Although the Index is designed to track these indices, there is no assurance that the Index will do so successfully or will do so at all relevant times. There may be significant overlap between the underlying commodities in the Long Portfolio and Short Portfolio, which will affect the Index return. As compared to an index that simply tracks the Long Portfolio or the Short Portfolio, the Index may provide lower returns under some market conditions to the extent that the performance of the Long Portfolio is offset by the performance of the Short Portfolio.

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Changes in the Futures Contract for Heating Oil underlying the Barclays Capital Heating Oil 3 Month Deferred Index and the Barclays Capital Heating Oil Nearby Excess Return Index May Adversely Affect the Value of the Notes—The New York Mercantile Exchange has announced that the futures contract relating to Heating Oil that underlies the relevant Barclays Capital 3 Month Deferred Index and the Barclays Capital Heating Oil Nearby Excess Return Index will be delisted from that exchange in 2013. As a result of the announced delisting, trading in NYMEX Heating Oil futures contracts may become illiquid or experience other adverse trading impacts prior to the date of such delisting. As described further under “—Modifications to the Index Components”, if the Index Sponsor determines, in its sole discretion, that such futures contract has ceased (or will cease) to be liquid, traded and/or publicly quoted for any reason in a manner acceptable to the Index Sponsor, it may replace such futures contract with another futures contract for Heating Oil that it deems to be appropriate, make certain other adjustments to the relevant Index Component or discontinue publication of the Index Component. The Index Sponsor may make such determination, in its sole discretion, whenever it deems appropriate, and may do so prior to the time that the current Heating Oil futures contract is actually delisted. Any of the foregoing events may have an adverse impact on the level of the Index, the Barclays Capital Heating Oil 3 Month Deferred Index and the Barclays Capital Heating Oil Nearby Excess Return Index and therefore the market value of and payment at maturity or upon redemption of the Notes.

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The Backwardation Selection Process May be Ineffective for the Long Portfolio, Producing Returns that Underperform Other Commodity Indices; the Index May Decrease in Price and Decrease the Value of your Notes—The Long Portfolio consists of notional long positions in the Index Components selected by applying the Backwardation Selection Process each month, which is a proprietary method intended to select commodities that have the highest degree of backwardation (or least degree of contango). There can be no guarantee that the selection process will succeed in these objectives, however. As described further under “The Barclays Capital Backwardation Alpha DJ-UBSCI Total Return Index—Backwardation Selection Process”, the Backwardation Selection Process evaluates the degree of backwardation in the futures price curve for 23 commodities and selects 10 commodities each month with the highest degree of backwardation. The Backwardation Selection Process may not effectively measure the degree of backwardation or capture the benefits of this measure. Furthermore, even if the Backwardation Selection Process is successful in identifying the commodities that exhibit the highest degree of backwardation, the degree of backwardation at any given time is not necessarily an accurate indication of future prices at relevant times during the terms of the Notes. If the components of the Long Portfolio decrease in value or if the Short Portfolio increases by an amount enough to offset the performance of the Long Portfolio, the level of the Index, and market value of the Notes, will decline. If the Backwardation Selection Process proves to be ineffective, then an investment in the Notes may underperform a corresponding investment in instruments linked to other commodity indices or other backwardation measures, possibly by a substantial margin.

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The Index’s Short Portfolio May Not Correlate Exactly With the DJ-UBSCI—The Short Portfolio is designed to track the DJ-UBSCI index, which is in turn intended to broadly reflect the physical commodity market. There can be no assurance that the DJ-UBSCI will track the market as intended, and even if it does, the Short Portfolio may not accurately track the DJ-UBSCI. This may adversely affect the measure of the relative performance of the Long and Short Portfolios intended to be provided by the Index.

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The Index is Not Designed to Correlate Exactly With the Spot Price of Any Commodity or Commodity Index and This Could Cause the Changes in the Price of the Notes to Vary Substantially From the Changes in the Prices of the Futures Contracts Underlying the Indices Included in the Index. Therefore, You May Not Be Able to Use the Notes Effectively to Hedge Against Commodity-Related Losses or to Indirectly Invest in Commodities—The Index reflects the price for future delivery of certain commodities underlying the futures contracts underlying the Index Components from time to time, not the current spot prices of such commodities. The Index will not necessarily correlate with the value of any particular Index Component or underlying commodity or contract. In addition, at best the correlation between changes in any Component Index and the spot price of the underlying commodity will be only approximate. Weak correlation between an Index Component and the spot prices of the commodities underlying the Index Components may result from the typical seasonal fluctuations in commodity prices. Imperfect correlation may also result from speculation in commodities, technical factors in the trading of futures contracts, and expected inflation in the economy as a whole. If there is a weak correlation between an Index Component and the spot prices of the underlying commodity, then the effectiveness of the Index as a market neutral measure of the relative performance of the Long and Short Portfolios may be adversely affected, which may affect the value or usefulness of the Notes as an investment.

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The Intra-month Daily Weightings of the Selected Commodities May Diverge Substantially from the Target Weight For Each Selected Commodity—As described in the section entitled “The Reference Asset—The Barclays Capital Backwardation Alpha Index—Backwardation Selection Process”, the notional target weight for the each Short Index Component and Long Index Component is calculated on each Backwardation Observation Date. However, as a result of the relative performance of these different Index Components, the intra-month weightings of the Index Components may differ, perhaps substantially, from the target weighting. A significant divergence in weightings between the Index Components and the target weight may adversely impact the level of the Index, and the value of your Notes. It may also affect the diversification and concentration of the Index, as discussed below.

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Concentration Risks Associated with the Long Portfolio and Short Portfolio May Adversely Affect the Value of the Notes—Because the Notes are linked to the Index, which is comprised of commodity indices referencing futures contracts on physical commodities, they may be less diversified than other funds, investment products or indices taking positions in a broader range of products and, therefore, could experience greater volatility. You should be aware, in particular, that other commodities indices may be more diversified in terms of both the number of and variety of futures contracts on commodities than the Index. Moreover, if several futures contracts in a particular sector have highest degree of backwardation (or lowest degree of contango) as determined by the Backwardation Selection Process, then the Long Portfolio portion of the Index will be concentrated in that particular sector. Likewise, the weighting of positions in the Short Portfolio based on the DJ-UBSCI at any given time could result in a higher short concentration in particular sectors.

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Changes in the Treasury Bill Rate of Interest May Affect the Level of the Index and Your Notes—The performance of the Index for any period reflects the performance of all of the positions in the contracts underlying the Index for that period, plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of contracts on the Index Commodities. Because the level of the Index is linked, in part, to the Treasury Bill rate of interest that could be earned on cash collateral invested in specified Treasury Bills, changes in the Treasury Bill rate of interest may affect the amount payable on your Notes at maturity or upon redemption and, therefore, the market value of your Notes. Assuming the trading prices of the contracts underlying the Index remain constant, an increase in the Treasury Bill rate of interest will increase the level of the Index and the value of your Notes and a decrease in the Treasury Bill rate of interest will adversely impact the level of the Index and the value of your Notes.

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Commodity Prices May Change Unpredictably, Affecting the Level of the Backwardation Alpha DJ-UBSCI Total Return Index and the Value of Your Notes in Unforeseeable Ways—Trading in futures contracts on physical commodities, including trading in the contracts underlying the Index Components, is speculative and can be extremely volatile. Market prices of those contracts may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; and monetary and other governmental policies, action and inaction. The current or “spot” prices of the underlying commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the closing levels of the Index Components, and therefore the level of the Index and the value of your Notes, in varying ways, and different factors may cause the prices of the contracts comprising the Index Components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

The prices of commodities, including the underlying commodities, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. In particular, recent growth in industrial production and gross domestic product has made China an oversized user of commodities and has increased the extent to which certain commodities rely on the Chinese markets. Political, economic and other developments that affect China may affect the value of the underlying commodities and, thus, the value of your Notes. Because certain of the underlying commodities may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply related events in such countries could have a disproportionate impact on the prices of such commodities and therefore, the level of the Index Components and your Notes.

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Prices of Commodities and Commodity Futures Contracts are Highly Volatile and May Change Unpredictably—Commodity prices are highly volatile and, in many sectors, have experienced unprecedented historical volatility in the past few years. Commodity prices are affected by numerous factors including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries; and natural or nuclear disasters. Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the Index Components and, as a result, the market value of the Notes, and the amount you will receive at maturity or upon redemption.

Moreover, the prices of many of the commodities, particularly energy and agricultural commodities, reached historically high levels in 2009. Since reaching such highs, prices have fallen precipitously, to approximately 25% of their historic highs, in some case, and prices have experienced unprecedented volatility since that time. In the case of many commodities, recent prices have also risen substantially, although they have not reached their historically high levels. There is no assurance that prices will again reach their historically high levels or that volatility will subside. It is possible that lower prices, or increased volatility, will adversely affect the performance of the Index and, as a result, the market value of the Notes.

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The Index May In the Future Include Contracts That Are Not Traded on Regulated Futures Exchanges and Offer Different Performance And/Or Risk Profiles to Investors—The Index Components are currently based exclusively on futures contracts traded on regulated futures exchanges, referred to in the United States as “designated contract markets”. In the future, however, the Index Sponsor may decide to include contracts traded in the over-the-counter market or on trading facilities that are subject to greater or lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts may not be subject to the same provisions of, and be afforded the same protections by, the Commodity Exchange Act or other applicable statutes and related regulations that govern trading on regulated futures exchanges. Such over-the-counter or other contract types may be subject to additional risks, such as liquidity and counterparty credit risk.

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As Index Sponsor, Barclays Capital, a Division of Barclays Bank PLC, Will Have the Authority to Make Determinations That Could Materially Affect the Notes in Various Ways and Create Conflicts of Interest—Barclays Capital, a division of Barclays Bank PLC, is the Index Sponsor. The Index Sponsor is responsible for the composition, calculation and maintenance of the Index. As discussed in “Description of the Reference Asset—The Barclays Capital Backwardation Alpha Index—Modifications to the Index or the Index Components” in this pricing supplement, the Index Sponsor has the discretion in a number of circumstances to make judgments and take actions in connection with the composition, calculation and maintenance of the Index, and any such judgments or actions may adversely affect the value of the Notes. The role played by the Index Sponsor, and the exercise of the kinds of discretion described above and in “Description of the Reference Asset—Barclays Capital Backwardation Alpha Index—Modifications to the Index or the Index Components” could present it with significant conflicts of interest in light of the fact that Barclays Bank PLC, of which the Index Sponsor is a division, is the issuer of the Notes. The Index Sponsor has no obligation to take the needs of any buyer, seller or holder of the Notes into consideration at any time.

In relation to certain Force Majeure Events, and other similar events, the Index Sponsor may (a) make, in its sole discretion, such determinations and/or adjustments in relation to the methodology used to calculate an Index Component or the Index itself as the Index Sponsor considers necessary in order to maintain the objectives of the Index, or to the Index values of that Index as the Index Sponsor considers appropriate; or (b) defer or, in some cases, discontinue, publication of the Index and any other information relating to the Index.

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There are Potential Conflicts of Interest Between You and the Calculation Agent—Currently, Barclays Bank PLC will serve as the calculation agent. We will, among other things, decide the amount of the return paid out to you on the Notes at maturity or upon redemption and determine the existence of an Early Redemption Intraday Trigger Event and the Intraday Trigger Event Amount by calculating the Intraday Indicative Value of the Index and the Final Intraday Level of the Index. For more information regarding the risks associated with determining the Intraday Indicative Value of the Index and the Final Intraday Level of the Index, see “The Calculation Agent Has Discretion in Certain Instances to Determine the Intraday Indicative Value of the Index By Reference to Prices That May Not Be as Reliable or Liquid in Periods of Market Disruption and That You May Not Be Able to Independently Verify. These Determinations May Create Potential Conflicts of Interest Between You and the Calculation Agent” below. If the index sponsor were to discontinue or suspend calculation or publication of the Index, it may become difficult to determine the market value of the Notes. If events such as these occur, or if the level of the Index is not available or cannot be calculated because of a note market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of the Index.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a note market disruption event has occurred or is continuing on the Final Valuation Date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our or our affiliates’ hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Changes in Law or Regulation Relating to Commodity Futures Contracts May Adversely Affect the Market Value of the Notes and the Amounts Payable on your Notes—Commodity futures contracts that underlie the Index Components for the Index are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. For example, the United States Congress has enacted legislation that is, among other things, intended to limit speculation and increase transparency in the commodity markets and regulate the over-the-counter derivatives markets. The legislation requires the Commodity Futures Trading Commission (the “CFTC”) to adopt rules on a variety of issues and many provisions of the legislation will not become effective until such rules are adopted.

Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses, and requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also authorizes the CFTC to adopt rules with respect to the establishment of limits on futures positions that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation. The legislation also requires the CFTC to apply its position limits on physical commodities across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “economically equivalent” to the specified exchange-traded futures that are subject to the position limits. The enactment of the legislation, and the CFTC’s adoption of rules on position limits, which have been adopted but have not yet become effective, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the Notes. If they are imposed, those restrictions on effecting transactions in the futures markets could substantially reduce liquidity in the commodity futures contracts that underlie the

Index Components for each Index, which could adversely affect the prices of such contracts and, in turn, the market value of the Notes and the amounts payable on the Notes at maturity or upon redemption. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap market and therefore in the futures markets, which would further restrict liquidity and adversely affect prices.

Suspension or Disruptions of Market Trading in Commodities, Futures and Related Single Commodity Indices May Adversely Affect the Value of the Notes—The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the price of the futures contracts underlying the Index Components, the Index and, therefore, the value of the Notes. Moreover, if such circumstances occur, they may have the effect of triggering the occurrence of an Early Redemption Intraday Trigger Event; for more information on the risks associated with an Early Redemption Intraday Trigger Event, see “The Occurrence of an Early Redemption Intraday Trigger Event May Adversely Affect the Value of, and the Ability to Sell, the Notes”, “If an Early Redemption Intraday Trigger Event Occurs, Your Payment at Maturity May be Less, and Possibly Significantly Less, than 50% of the Principal Amount of your Notes” and “The Calculation Agent Has Discretion in Certain Instances to Determine the Intraday Indicative Value of the Index By Reference to Prices That May Not Be as Reliable or Liquid in Periods of Market Disruption and That You May Not Be Able to Independently Verify. These Determinations May Create Potential Conflicts of Interest Between You and the Calculation Agent” below.

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Historical or Hypothetical Historical Levels of either the Long Portfolio, Short Portfolio, Short Reference Index, any Index Component or the Index Should Not Be Taken as an Indication of the Future Performance of the Index During the Term of the Notes—The actual performance of the Index Components, the Short Portfolio, the Long Portfolio, the Short Reference Index or the Index over the term of the Notes, as well as the amount payable at maturity, may bear little relation to the historical or hypothetical historical levels of the Index or its components, which have been highly volatile.

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Our Right to Use the Short Reference Index May Be Suspended or Terminated—We have been granted, or will be granted, a non-exclusive right to use the Short Reference Index and related trademarks or service marks in connection with the Notes. If we breach our obligations under any license, UBS and CME Indexes may have the right to terminate the license. If UBS and CME Indexes choose to terminate the license agreement, we still have the right to use the Short Reference Index and related service marks and trademarks in connection with the Notes until their maturity, provided that we cure our breach within thirty days of the termination of the license. If UBS and CME Indexes choose to terminate a license agreement and if we fail to cure the breach, we may no longer have the right under the terms of the license agreement to use the Short Reference Index and related trademarks or service marks in connection with the Notes. If our right to use the Short Reference Index is suspended or terminated for any reason, it may become difficult for us to continue to track the Short Reference Index through the Short Portfolio, which may affect the performance of the Index and consequently the amounts payable on your Notes. In such case, the calculation agent, which is Barclays Bank PLC, will determine, in its sole discretion, the level of the Short Portfolio or the amount payable in respect of your Notes at maturity or upon redemption.

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Barclays Bank PLC and its Affiliates Have No Affiliation with UBS or CME Indexes and Are Not Responsible for Their Public Disclosure of Information, Which May Change Over Time—We and our affiliates are not affiliated with UBS or CME Indexes in any way and have no ability to control or predict their actions, including any errors in, or discontinuation of disclosure regarding their methods or policies relating to the calculation of the Short Reference Index. UBS and CME Indexes are not under any obligation to continue to calculate the Short Reference Index or required to calculate any successor indices. If UBS and CME Indexes discontinue or suspend the calculation of the Short Reference Index, it may become difficult to determine the level of the Short Portfolio, and therefore, the market value of the Notes linked to the Index or the amount payable at maturity or upon redemption.

All disclosure in this pricing supplement regarding the Short Reference Index, including its make-up, method of calculation and changes in its components, is derived from publicly available information. We have not independently verified this information. You, as an investor in the Notes, should make your own investigation into the Short Reference Index, UBS and CME Indexes. UBS and CME Indexes have no obligation to consider your interests as a holder of the Notes.

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The Policies of UBS and CME Indexes and Changes That Affect the Composition of the Short Reference Index Could Affect the Short Portfolio or the Index, the Amount Payable on the Notes and Their Market Value—The policies of UBS and CME Indexes concerning the calculation of the level of the Short Reference Index, additions, deletions or substitutions of the physical commodities or futures contracts underlying the Short Reference Index and the manner in which changes affecting such commodities are reflected in the Short Reference Index could affect the Index Components in the Short Portfolio and, therefore, the amount payable on the Notes at maturity or upon redemption and the market value of the Notes prior to maturity.

Additional commodity futures contract may satisfy the eligibility criteria for inclusion in the Short Reference Index, and the commodity futures contracts currently included in the Short Reference Index may fail to satisfy such criteria. The weighting factors applied to each futures contract included in the Short Reference Index may change annually, based on changes in commodity production and volume statistics. In addition, UBS and CME Indexes may modify the methodology for determining the composition and weighting of the Short Reference Index. The composition of the Short Portfolio is generally expected to track such changes in the Short Reference Index, and as a result such changes could adversely affect the level of the Index and the value of your Notes. UBS and CME Indexes may also discontinue or suspend calculation or publication of the Short Reference Index, in which case it may become difficult to continue to track the Short Reference Index. As a result, any such changes could adversely affect the value of your Notes.

As compared to an index that simply tracks the Short Reference Index, the Index may provide lower returns if the Short Portfolio is affected in the ways described above. This may adversely affect the measure of the relative performance of the Long and Short Portfolios intended to be provided by the Index. If the market neutral structure of the Index proves to be ineffective, then an investment in the Notes may underperform a corresponding investment in instruments linked to other commodity indices, possibly by a substantial margin.

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Data Sourcing and Calculation Associated with the Short Reference Index May Adversely Affect the Market Price of the Notes—The annual composition of the Short Reference Index, and therefore the Short Portfolio, will be recalculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or other errors that may affect the weighting of futures contracts underlying the Short Reference Index. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculation of the Short Reference Index for the following year. Additionally, UBS may not discover every discrepancy. Furthermore, the annual weightings for the Short Reference Index are determined each year in June or July by UBS under the supervision of the Supervisory Committee (as defined in the section entitled “Description of the Reference Asset—” in this pricing supplement) which has a significant degree of discretion in exercising its supervisory duties with respect to the Short Reference Index and has no obligation to take the needs of holders of the Notes into consideration when reweighting or making any other changes in the Short Reference Index. Any such errors in the composition of the Short Reference Index will affect the composition of the Short Portfolio, and thus may affect the performance of the Index and the Notes.

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The Index Has Limited Historical Information—The Index was created on October 4, 2011, the Index Components were created on the dates specified herein under “Description of the Reference Asset –Barclays Capital Backwardation Alpha DJ-UBSCI Total Return Index—Index Components” and the Index Sponsor has published limited information about how the Index might have performed had it been calculated in the past. Because the Index is new and limited historical performance data exists, your investment in the Notes may involve a greater risk than investing in alternate securities linked to one or more indices with an established record of performance. A longer history of actual performance may be helpful in providing more reliable information on which to assess the validity of the proprietary methodology that the Index makes use of as the basis for an investment decision.

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Suitability of the Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the index supplement, the prospectus supplement, and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Notes for investment.

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The Occurrence of an Early Redemption Intraday Trigger Event May Adversely Affect the Value of, and the Ability to Sell, the Notes—We have the right to redeem or “call” your Notes (in whole, but not in part) without your consent upon the occurrence of an Early Redemption Intraday Trigger Event (as described above). We may redeem the Notes due to the occurrence of an Early Redemption Intraday Trigger Event even if an index market disruption event or a note market disruption event has occurred and is continuing. If we exercise our right to redeem the Notes upon the occurrence of an Early Redemption Intraday Trigger Event, the payment you receive may be less than the payment that you would have otherwise been entitled to receive at maturity, and you may not be able to reinvest any amounts received on the Intraday Trigger Redemption Date in a comparable investment. Our right to redeem the Notes upon the occurrence of an Early Redemption Intraday Trigger Event may also adversely impact your ability to sell your Notes, and/or the price at which you may be able to sell your Notes, following the occurrence of an Early Redemption Intraday Trigger Event.

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You Will Not Receive Interest Payments on the Notes or Have Rights in the Backwardation Alpha DJ-UBSCI Total Return Index Components—You will not receive any periodic interest payments on the Notes. As a holder of the Notes, you will not have any rights in the futures contracts underlying the Index Components that comprise the Backwardation Alpha DJ-UBSCI Total Return Index. Your Notes will be paid in cash, and you will have no right to receive delivery of any underlying commodity.

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The Market Value of the Notes May Be Influenced by Many Unpredictable Factors, Including Volatile Commodities Prices—The market value of your Notes may fluctuate between the date you purchase them and the Final Valuation Date. You may also sustain a significant loss if you sell the Notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Index Components and the Backwardation Alpha DJ-UBSCI Total Return Index will affect the market value of the Notes more than any other factor. Other factors that may influence the market value of the Notes include:

•	Prevailing spot prices for the underlying commodities;

•	the time remaining to the maturity of the Notes;

•	supply and demand for the Notes, including inventory positions with Barclays Capital Inc. or any market maker;

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economic, financial, political, regulatory, geographical, biological, or judicial events that affect the level of the Backwardation Alpha DJ-UBCSI Total Return Index or the levels of the Index Components;

•	the general interest rate environment; or

•	the creditworthiness of Barclays Bank PLC.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor.

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Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

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Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you.

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Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Notes in the secondary market but are not required to do so. Even if there is a secondary market, it may not provide sufficient liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.

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Taxes—The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above. Please see the discussion under “Material U.S. Federal Income Tax Considerations” above . You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning the Notes in your particular circumstances.

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There Are Restrictions on the Minimum Number of Notes You May Redeem and on the Dates on Which You May Redeem Them—You must redeem at least 250 Notes at one time in order to exercise your right to redeem your Notes prior to maturity. You may only redeem your Notes if we receive a notice of redemption from you by no later than 4:00 p.m. and a confirmation of redemption by no later than 5:00 p.m. on the business day prior to the designated Final Valuation Date. If we do not receive your notice of redemption by 4:00 p.m., or your confirmation of redemption by 5:00 p.m., on the business day prior to the designated Final Valuation Date, your notice will not be effective and we will not redeem your Notes on the applicable Redemption Date. Your notice of redemption and confirmation of redemption will not be effective until we confirm receipt. See “Holder Redemption” for more information.

Description of the Reference Asset—The Backwardation Alpha DJ-UBSCI Total Return Index

The Barclays Capital Backwardation Alpha DJ-UBSCI Total Return Index (the “Index”) is a Barclays Capital proprietary commodities index that is designed to provide investors a market neutral index that tracks the performance of a basket of long and short single commodity indices (the “Long Portfolio” and “Short Portfolio,” respectively). The weights of the Long Portfolio are determined by applying the Backwardation Selection Process, described in more detail below under “Backwardation Selection Process”. The weights of the Short Portfolio are determined by reference to the Dow Jones-UBS Commodity Index (the “DJ-UBSCI”). To capture these returns, the Index uses notional-weighted positions in certain Barclays Capital proprietary single commodity indices (each, an “Index Component” and collectively, the “Index Components”). Each Index Component references a futures contract on the relevant commodity on a rolling basis. The Index’s Long Portfolio consists of notional long positions in Index Components selected by applying the Backwardation Selection Process each month. The Long Portfolio is based on the observation that historically, commodities with low inventories have tended to outperform commodities with high inventories, and that price-based measures, such as the degree of “backwardation” in the forward price curve, can be used to help assess the current state of commodity inventories. If the forward price curve for a particular commodity is in “backwardation”, the prices of the contracts with shorter-term expirations will be higher than for contracts with longer-term expirations. Conversely, if the forward price curve for a particular commodity is in “contango,” the prices are lower for contracts with shorter term expirations than for contracts with longer-term expirations. Empirical evidence suggests that backwardated curves for particular commodities are associated with low levels of physical inventory. These commodities may have the potential to outperform other commodities with lower degrees of backwardation (or higher degrees of contango) and higher inventories. Inventories act as a shock absorber for commodity prices by providing a source of commodity supply in the case of a demand spike or supply disruption. When inventory levels are low, they are less effective in fulfilling their role as a commodity price shock absorber. Therefore, commodity prices may be more susceptible to upward price shocks in the case of increased demand or reduced supply.

The Backwardation Selection Process is used to determine the commodities that have the highest degree of backwardation (or least degree of contango). To construct the Long Portfolio, the Index takes a notional long position in Index Components (described herein under “Index Components”) based on the commodities selected by the Backwardation Selection Process (each a “Long Index Component”). These positions are in one of (1) Barclays Capital 3 Month Deferred Indices (“3 Month Deferred Indices”), (2) in the case of certain agricultural commodities, Barclays Capital Liquidity Indices with custom liquidity-adjusted futures schedules (“Liquidity Indices”), or (3), Barclays Capital Single Commodity Nearby Indices (“Nearby Indices”). Each month, each Index Component in the Long Portfolio will have a 10% target weight if it is selected, and a 0% target weight if it is not.

The Index’s Short Portfolio will consist of notional short positions in Nearby Indices based on the same commodities as those included in the DJ-UBSCI (each a “Short Index Component”). The DJ-UBSCI, launched on July 14, 1998, (the “Short Reference Index”) is designed to be a benchmark for commodities as an asset class, and to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on the physical commodities comprising the DJ-UBSCI. The DJ-UBSCI is calculated by CME Group Index Services LLC (“Dow Jones Indexes”, the “Short Reference Index Sponsor”), a joint venture between CME Group Inc. and Dow Jones & Company, Inc., and is published by Dow Jones Indexes in conjunction with UBS Securities LLC (“UBS”).

As described in more detail below, the Long Index Components and Short Index Components are assigned certain target weights. As the levels of the Index Components fluctuate over time, the actual weightings may differ from their respective target weights. To minimize potential weighting differences and return the Index Components to their target weights, the Index rebalances the weights of the Index Components each calendar month

Both the Long Index Components and the Short Index Components are single commodity indices referencing exchange-traded futures contracts on the relevant physical commodities, which are rolled on a regular basis according to pre-determined schedules as described herein. As described below in the section entitled “Commodity Futures Markets”, futures contracts are, by their terms, subject to expiration and investors seeking to maintain exposure to a particular futures contract are required to close out their position in the expiring futures contract and establish a new position in a futures contract with a later expiry date, a process referred to as “rolling”.

The target weights for the Long Index Components and Short Index Components as of the date of this pricing supplement are set forth in Table 1 below. Each of the Index Components is linked to a futures contract for one of the commodities listed below. As of the date hereof, the Long Portfolio consists of long positions in the Long Index Components and the Short Portfolio consists of short positions in Short Index Components in each case by reference to the target weightings set forth below. As described further in “Calculation of the Index” below, the level of the Index on any day generally reflects the difference between the daily returns on the Long Portfolio and the Short Portfolio. Therefore, if the Long Portfolio increases relative to the Short Portfolio, this will generally increase the level of the Index. Conversely, if the Long Portfolio decreases relative to the Short Portfolio, this will generally decrease the level of the Index.

Table 1: Index Components and Target Weights as of the Rebalancing Period in as of this pricing supplement

Commodity		Long Component Target Weight	Short Component Target Weight
1	Brent Crude	10%	5.57%
2	Gas Oil	10%	0.00%
3	Heating Oil	10%	3.52%
4	Natural Gas	0%	8.34%
5	Unleaded Gasoline (RBOB)	10%	3.88%
6	WTI Crude Oil	10%	9.76%
7	Aluminium	0%	6.18%
8	Copper	10%	0.00%
9	US Copper	0%	7.49%
10	Lead	0%	0.00%
11	Nickel	0%	2.51%
12	Zinc	0%	3.30%
13	Gold	0%	9.87%
14	Silver	0%	3.09%
15	Cocoa	0%	0.00%
16	Coffee	0%	2.18%
17	Corn	10%	6.61%
18	Cotton	0%	1.86%
19	Kansas Wheat	0%	0.00%
20	Soybeans	10%	7.71%
21	Soybean Oil	0%	3.43%
22	Sugar	10%	3.78%
23	Wheat	0%	5.09%
24	Live Cattle	0%	3.70%
25	Lean Hogs	10%	2.13%

Short Component Target Weights listed in Table 1 are displayed rounded to two decimal places.

The related futures contract and exchange for each commodity underlying each of the Index Components are set forth in Table 2 below.

The Index Products Group of Barclays Capital, the investment banking division of Barclays Bank PLC, is the index sponsor in respect of the Index and each Index Component (the “Index Sponsor”). The Index Sponsor will calculate the total return of the Index (the “Index level” or “level of the Index”) for each Index Business Day. The Index Sponsor will publish the Index level for the Index as soon as reasonably practicable on or after each Index Business Day, subject to the occurrence of Force Majeure Events or Disruption Events as described herein. The Index will be calculated in USD. The level of the Index is also reported on Bloomberg under the ticker BCCFBA3T or any successor thereto. An “Index Business Day” is a day on which the Index (as well as each of the Index Components) is calculated, as determined by the NYSE Euronext Holiday & Hours schedule, as published on http://www.nyse.com/about/newsevents/1176373643795.html?sa_campaign=/internal_ads/homepage/0862008holidays or any successor website thereto. Any deviation from such Index Business Day schedule will be announced by the Index Sponsor.

Commodity Futures Markets

Futures contracts on physical commodities are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, the futures contract underlying each Index Component is an exchange-traded futures contract. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity must close out its position in the expiring contract (the “nearby futures contract”) and establish a new position in a contract with a later-dated delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month may, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This would “roll” the November position into a December position, and, when the November contract expires, the market participant would still have a long position in the first nearby delivery month.

Roll yield may be generated as a result of holding futures contracts. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation”, and positive roll yield may be generated when higher-priced near-term futures contracts are “sold” to “buy” and hold lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher than the nearer contracts and spot prices, the market is in “contango”, and negative roll yields may result from the “sale” of lower priced near-term futures contracts to “buy” and hold higher priced longer-dated contracts.

Traditional commodity indices based on futures contracts generally roll into the futures contract expiring in the next nearest delivery month (or the contract closest to expiration that satisfies such indices’ pre-determined roll schedule) (each such contract, a “next nearby futures contract”).

The return from investing in a futures contract derives from changes in the price of the relevant futures contract (the “price return”), the roll yield, and any interest earned on the cash deposited as the initial margin for the purchase of the relevant futures contract (the “collateral return”). A total return index comprised of futures contracts reflects returns from all three sources—price return, roll yield, and collateral return. An excess return index comprised of futures contracts reflects the price return and the roll return of the relevant futures contracts, but does not include collateral return.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”). The CFTC and/or exchanges or clearing houses may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Index Components

The Long Index Components and Short Index Components corresponding to a commodity are set forth below in Table 2. The Index Components are excess return indices.

Table 2: Long Index Components and Short Index Components, Futures Contracts and Commodities Exchanges

	Commodity	Long Index Component	Short Index Component	Futures Contract	Commodities Exchange
1	Brent Crude	Barclays Capital Brent Crude 3 Month Deferred ER	Barclays Capital Brent Crude Nearby ER	Brent Crude	ICE Futures Europe
2	Gas Oil	Barclays Capital Gas Oil 3 Month Deferred ER	NA	Gasoil	ICE Futures Europe
3	Heating Oil	Barclays Capital Heating Oil 3 Month Deferred ER	Barclays Capital Heating Oil Nearby ER	Heating Oil	New York Mercantile Exchange
4	Natural Gas	Barclays Capital Natural Gas 3 Month Deferred ER	Barclays Capital Natural Gas Nearby ER	Henry Hub Natural Gas	New York Mercantile Exchange
5	Unleaded Gasoline	Barclays Capital Unleaded Gasoline 3 Month Deferred ER	Barclays Capital Unleaded Gasoline Nearby ER	Reformulated Gasoline Blendstock for Oxygen Blending (RBOB)	New York Mercantile Exchange
6	WTI Crude	Barclays Capital WTI Crude 3 Month Deferred ER	Barclays Capital WTI Crude Nearby ER	Light, Sweet Crude Oil	New York Mercantile Exchange
7	Aluminium	Barclays Capital Aluminium 3 Month Deferred ER	Barclays Capital Aluminium Nearby ER	Aluminum (Primary)	London Metal Exchange
8	Copper	Barclays Capital Copper 3 Month Deferred ER	NA	Copper (Grade A)	London Metal Exchange
9	US Copper	NA	Barclays Capital US Copper Nearby ER	Copper (Grade 1)	Commodity Exchange Incorporated
10	Lead	Barclays Capital Lead 3 Month Deferred ER	NA	Lead (Standard)	London Metal Exchange
11	Nickel	Barclays Capital Nickel 3 Month Deferred ER	Barclays Capital Nickel Nearby ER	Nickel (Primary)	London Metal Exchange
12	Zinc	Barclays Capital Zinc 3 Month Deferred ER	Barclays Capital Zinc Nearby ER	Zinc (Special High Grade)	London Metal Exchange
13	Gold	Barclays Capital Gold Nearby ER	Barclays Capital Gold Nearby ER	Gold	Commodity Exchange Incorporated
14	Silver	Barclays Capital Silver Nearby ER	Barclays Capital Silver Nearby ER	Silver	Commodity Exchange International
15	Cocoa	Barclays Capital Cocoa Nearby ER	NA	Cocoa	ICE Futures U.S.
16	Coffee	Barclays Capital Coffee Liquidity ER	Barclays Capital Coffee Nearby ER	Coffee “C”	ICE Futures U.S.
17	Corn	Barclays Capital Corn Liquidity ER	Barclays Capital Corn Nearby ER	Corn	Chicago Board of Trade
18	Cotton	Barclays Capital Cotton Liquidity ER	Barclays Capital Cotton Nearby ER	Cotton No. 2	ICE Futures U.S.

19	Kansas Wheat	Barclays Capital Kansas Wheat Liquidity ER	NA	Hard Red Winter Wheat	Kansas Board of Trade
20	Soybeans	Barclays Capital Soybeans Liquidity ER	Barclays Capital Soybeans Nearby ER	Soybeans	Chicago Board of Trade
21	Soybean Oil	NA	Barclays Capital Soybean Oil Nearby ER	Soybean Oil	Chicago Board of Trade
22	Sugar	Barclays Capital Sugar Liquidity ER	Barclays Capital Sugar Nearby ER	Sugar No. 11	ICE Futures U.S.
23	Wheat	Barclays Capital Wheat Liquidity ER	Barclays Capital Wheat Nearby ER	Wheat	Chicago Board of Trade
24	Live Cattle	Barclays Capital Live Cattle 3 Month Deferred ER	Barclays Capital Live Cattle Nearby ER	Live Cattle	Chicago Mercantile Exchange
25	Lean Hogs	Barclays Capital Lean Hogs Liquidity ER	Barclays Capital Lean Hogs Nearby ER	Lean Hogs	Chicago Mercantile Exchange

The level of each Index Component on any Index Business Day shall be the level published and calculated by the Index Sponsor in accordance with its respective Index Component Methodology (which in the case of each Index Component above is the Barclays Capital Single Commodity Index Rules). If the Short Reference Index Sponsor adds a new commodity to the Short Reference Index, the new commodity will also be incorporated in the Index (pursuant to the methodology described under “Short Portfolio”) and the Short Index Component will be the Nearby Index for such new commodity.

Each Index Component that is a Nearby Index is composed of, prior to a roll period (as described further below), a single commodity futures contract that is the futures contract set forth in Table 6 below for that month (the “current futures contract”). Each Nearby Index maintains its exposure to the related commodity futures contract by closing out its position in the current futures contract and establishing a new position in the futures contract set forth in Table 6 below for the next succeeding month during the roll period, as defined below (the “roll futures contract”). Each Nearby Index rolls from the current futures contract to the roll futures contract from the fifth to the ninth Index Business Days of each month discussed herein under “Index Components—Nearby Indices”. Each Index Component that is a 3 Month Deferred Index references an underlying futures contract (see Table 7) in the relevant commodity that is three positions immediately to the right compared to the respective Nearby Index (see Table 6), as discussed herein under “Index Components-Deferred Indices”. The Liquidity Indices have a static roll schedule created to target the most liquid contracts for each commodity as discussed herein under “Liquidity Indices”.

Long Portfolio

The Long Portfolio consists of notional long positions in Index Components selected by applying the Backwardation Selection Process (as described below). As noted above, the Long Portfolio is constructed based on the observation that, historically, commodities with low inventories have tended to outperform commodities with high inventories, and that the price-based measures, such as the degree of “backwardation” in the futures price curve, can be used to help assess the current state of commodity inventories. If the futures price curve for a particular commodity is in “backwardation”, the prices of the contracts with shorter-term expirations will be higher than for contracts with longer-term expirations. Conversely, if the futures price curve for a particular commodity is in “contango” the prices are lower with shorter term expirations than for contracts with longer-term expirations. The strategy is based on the theory that backwardated curves are associated with low levels of physical inventory.

Each month, the Backwardation Selection Process is used to evaluate the shape of the futures price curve for certain commodities for which there is a Long Index Component (each a “Backwardation Commodity”). The Index Components for the 10 commodities with the greatest degree of backwardation (or least degree of contango) (the “Selected Commodities”) are each assigned a 10% target weight (a constraint in the process limits the number of Selected Commodities which are from the agricultural sector to four). The Index Components not selected are given a 0% target weight for the following month. The level of backwardation is measured between the nearby contract and the contract for delivery approximately one year in the future. This one year timeframe is selected in order to avoid any effects seasonality may have on certain commodities (described in more detail under “Backwardation Selection Process” below).

The Long Portfolio will thus consist of the Long Index Components listed in Table 2 for the Selected Commodities with the weightings determined each month using the Backwardation Selection Process. The Index Components (the Nearby Indices, the 3 Month Deferred Indices and the Liquidity Indices) and the roll schedule for such components that can be selected for the Long Portfolio and the Short Portfolio are discussed herein under “Index Components”.

Backwardation Selection Process

On the third Index Business Day for each calendar month (the “Backwardation Observation Date”), a non-discretionary process referred to as the Backwardation Selection Process is used to determine which 10 of the 23 Backwardation Commodities will be Selected Commodities (and have a 10% target weight as opposed to a 0% target weight) for the following month (subsequent to the roll period for that month). The Selected Commodities are determined using the following steps:

Step 1: Calculate the Backwardation Measure for each Backwardation Commodity

The first step is to calculate the Backwardation Measure for each Backwardation Commodity, which expresses the degree of backwardation for such Backwardation Commodity. The “Backwardation Measure” is the ratio of the Front Contract futures price and the Back Contract futures price, adjusted by an annualization factor that is based on the difference between the number of days until the expiry dates of the Front Contract and Back Contract.

For each Backwardation Commodity, the “Front Contract” means the contract on the relevant exchange whose last trading date falls after but closest in time to that Backwardation Observation Date. The last trading date means the last day the contract is scheduled to trade on the applicable exchange. The “Back Contract” is the contract that falls closest in time to but not after the one year anniversary of the delivery month of that Front Contract.

Step 2: Rank the Backwardation Commodities in the agriculture sector and eliminate the four with the lowest Backwardation Measure.

The second step is to rank the eight agriculture sector Backwardation Commodities in descending order by the Backwardation Measure for each Backwardation Commodity and eliminate the four with the lowest Backwardation Measure. The agriculture sector Backwardation Commodities are: Cocoa, Coffee, Corn, Cotton, Sugar, Soybeans, Wheat and Kansas Wheat. The purpose of eliminating four agriculture commodities is to maintain diversity in the Index by ensuring that no more than four agriculture commodities will be included in the Selected Commodities for any given month.

Step 3: Rank the remaining Backwardation Commodities and allocate a weight of 10% each to the top 10 Futures Contracts

The third step is to (i) rank the Backwardation Commodities by the Backwardation Measure disregarding the four lowest ranked agricultural commodities identified in Step 2 and (ii) allocate a target weight of 10% to each of the top 10 ranking Backwardation Commodities by Backwardation Measure, which are referred to as the Selected Commodities for that particular month. The Backwardation Commodities that do not rank in the top ten will be assigned a 0% target weight for the following month.

Table 3 below shows the Selected Commodities for the Index as of the tenth Index Business Day of each month (after the roll period) since February 2011. The Index was launched on October 4, 2011. All data relating to the period prior to the launch of the Index are hypothetical historical estimates by the Index Sponsor using available data about the closing prices of futures contracts for each of the underlying commodities during the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual or future performance of the Index.

Table 3: Selected Commodities of the Index over the Past 12 Months

Month	Selected Commodities
Feb-11	Copper, Corn, Cotton, Gold, Lead, Lean Hogs, Nickel, Silver, Soybeans, Sugar

Mar-11	Brent Crude, Cocoa, Corn, Cotton, Lead, Lean Hogs, Nickel, Silver, Sugar, Unleaded Gasoline

Apr-11	Brent Crude, Corn, Cotton, Gas Oil, Lead, Lean Hogs, Nickel, Soybeans, Sugar, Unleaded Gasoline

May-11	Brent Crude, Cocoa, Corn, Cotton, Lead, Nickel, Silver, Soybeans, Unleaded Gasoline, WTI Crude

Jun-11	Brent Crude, Copper, Corn, Cotton, Lead, Nickel, Silver, Soybeans, Sugar, Unleaded Gasoline

Jul-11	Brent Crude, Copper, Corn, Cotton, Lead, Lean Hogs, Nickel, Silver, Sugar, Unleaded Gasoline

Aug-11	Brent Crude, Copper, Corn, Cotton, Gold, Lean Hogs, Nickel, Silver, Sugar, Unleaded Gasoline

Sep-11	Brent Crude, Coffee, Corn, Cotton, Gas Oil, Heating Oil, Nickel, Silver, Sugar, Unleaded Gasoline

Oct-11	Brent Crude, Corn, Cotton, Gas Oil, Heating Oil, Lean Hogs, Nickel, Silver, Sugar, Unleaded Gasoline

Nov-11	Brent Crude, Copper, Corn, Cotton, Gas Oil, Heating Oil, Lean Hogs, Sugar, Unleaded Gasoline, WTI Crude

Dec-11	Brent Crude, Corn, Cotton, Gas Oil, Heating Oil, Lean Hogs, Nickel, Sugar, Unleaded Gasoline, WTI Crude

Jan-12	Brent Crude, Corn, Cotton, Gas Oil, Heating Oil, Lean Hogs, Nickel, Sugar, Unleaded Gasoline, WTI Crude

Feb-12	Brent Crude, Gas Oil, Heating Oil, Unleaded Gasoline (RBOB), Copper, Gold, Silver, Corn, Sugar, Lean Hogs

Mar-12	Brent Crude, Gas Oil, Heating Oil, Unleaded Gasoline (RBOB), WTI Crude, Copper, Corn, Soybeans, Sugar, Lean Hogs

Short Portfolio

The Short Portfolio consists of notional short positions in Short Index Components that are the Nearby Indices reflecting the components of the Short Reference Index, and is rebalanced monthly to reflect the Short Reference Index. The Short Portfolio thus reflects the returns available by maintaining a rolling position in relevant Nearby Indices (the “Short Index Components”) as set forth in Table 2 above and as further described under “The Short Reference Index” and “Index Components—Nearby Indices”. Each Short Index Component in the Short Portfolio is composed of a single commodity futures contract that, prior to the roll period (as described herein), is the futures contract set forth in Table 6 under “Index Components-Nearby Indices” below for that month (the “current futures contract”). Each Short Index Component maintains its exposure to the related commodity futures contract by closing out its position in the current futures contract and establishing a new position in the relevant futures contract set forth in Table 6 under “Index Components-Nearby Indices” below for the next succeeding month during the roll period (the “roll futures contract”). Subject to the occurrence of a roll adjustment event, each Short Index Component rolls from the current futures contract to the roll futures contract from the fifth to the ninth Index Business Days of each month (the “roll period” and each such day, a “roll day”).

The Short Reference Index

As described below, the Short Reference Index (or the DJ-UBSCI) currently includes 20 commodities out of 25 commodities eligible for inclusion. In any subsequent year, the Short Reference Index may include eligible commodities not included for 2012, or may remove commodities that were included in 2012 or previous years, which decision generally would be implemented as part of the Short Reference Index’s January rebalancing process. Since the Short Portfolio is calculated in accordance with the Short Reference Index methodology, with a limited number of exceptions mentioned herein, to the degree any commodity is added to or removed from the Short Reference Index, it will likewise be added to or removed from the Short Portfolio over the relevant roll period as contemplated in the Short Reference Index methodology.

Oversight of the Short Reference Index

The Short Reference Index is overseen using a two-tier oversight structure, comprised of a Supervisory Committee and an Advisory Committee. The purpose of the two-tier structure is to gain broad input into the decision-making process in respect of the Short Reference Index, while also providing a mechanism for rapid reaction in the event of any market disruptions or extraordinary changes in market conditions that may affect the Short Reference Index.

The Supervisory Committee is comprised of three members, two of whom are appointed by UBS and one of whom is appointed by Dow Jones Indexes. The Supervisory Committee makes all final decisions relating to the Short Reference Index, given any advice and recommendations from the Advisory Committee. The Advisory Committee consists of six to twelve members drawn from the financial and academic communities.

Both the “Supervisory Committee” and the “Advisory Committee” meet annually in July or August to consider any changes to be made to the Short Reference Index for the coming year. These committees may also meet at other times as may be necessary for purposes of their respective responsibilities in connection with the oversight of the Short Reference Index.

Information concerning the Short Reference Index, including its current composition, may be obtained at the Dow Jones Indexes web site (www.djindexes.com). Information contained in this web site is not incorporated by reference herein and should not be considered a part hereof.

Composition of Short Reference Index

Commodities Available for Inclusion in the DJ-UBSCI

A number of commodities have been selected that are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the DJ-UBSCI and which are the subject of a qualifying related futures contract. The 20 commodities currently included in the DJ-UBSCI are aluminum, coffee, copper, corn, cotton, crude oil, brent crude oil, gold, heating oil, live cattle, lean hogs, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

A futures contract known as a “Designated Contract” is selected for each commodity. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange. Each day that the relevant exchange for futures contracts for a particular commodity is open for trading is referred to as the “Exchange Business Day” for such exchange. Where the Supervisory Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as the Designated Contract for a particular commodity, the Supervisory Committee selects the futures contract traded in North America and denominated in dollars (except in the case of the commodities for which LME contracts have been selected). If more than one such contract exists, the Supervisory Committee selects the most actively traded contract. Data concerning this Designated Contract will be used to calculate the DJ-UBSCI. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.

The nearby futures contracts underlying the DJ-UBSCI are referred to herein as the “Lead Futures”, and the next nearby futures contracts are referred to herein as the “Next Futures”. To avoid delivery of the underlying physical commodities and to maintain exposure to the underlying physical commodities, the DJ-UBSCI rolls its position in the designated Lead Future for each Designated Contract to the Next Future between the sixth and the tenth DJ-UBSCI Business Day of each month (the “DJ-UBSCI Roll Period”). For purposes of this section, a “DJ-UBSCI Business Day” is any day on which the sum of the Commodity Index Percentages (as described below) for those Index Commodities that are open for trading is greater than 50%.

Determination of Composition and Weightings of the DJ-UBSCI

The composition and weighting of the DJ-UBSCI is determined each year by UBS under the supervision of the Supervisory Committee.

In determining which commodities will be included in the DJ-UBSCI and their relative weightings for a given year, UBS looks to both liquidity and U.S. dollar-adjusted production data in 2/3 and 1/3 shares, respectively. For each of the 25 commodities designated for potential inclusion in the DJ-UBSCI, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the designated contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the DJ-UBSCI. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the designated contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the DJ-UBSCI. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the DJ-UBSCI (each, an “Index Commodity”) and their respective percentage weights.

To ensure that no single commodity or commodity sector dominates the DJ-UBSCI, the following diversification rules are applied to the annual reweighting of the DJ-UBSCI as of January of each year:

•

No related group of commodities designated as a Commodity Group may constitute more than 33% of the DJ-UBSCI. The Commodity Groups are energy, precious metals, industrial metals, livestock, grains and softs;

•	No single commodity may constitute (based on target weight) more than 15% of the DJ-UBSCI;

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute (based on target weight) more than 25% of the DJ-UBSCI; and

•	No single commodity that is in the DJ-UBSCI may constitute (based on target weight) less than 2% of the DJ-UBSCI.

Following the annual reweighting and rebalancing of the Commodity Index in January, the percentage of any single commodity or commodity group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

In April 2011, UBS and Dow Jones Indexes announced that, in the event that changes in regulations concerning position limits materially affect the ability of the market participants to replicate the Commodity Index in the underlying futures markets, the Commodity Index may be modified to include multiple designated contracts for one or more commodities in order to enhance liquidity.

DJ-UBSCI Commodity Groups

For purposes of applying the diversification rules discussed above, the commodities available for inclusion in the DJ-UBSCI are assigned to Commodity Groups are as follows:

Table 4: Commodity Groups

Commodity Group	Commodities (*not included in 2012 basket)
Energy	Crude Oil
Heating Oil
Natural Gas
Unleaded Gasoline

Precious Metals	Gold
Platinum*
Silver

Industrial Metals	Aluminum
Copper
Lead*
Nickel
Tin*
Zinc

Livestock	Lean Hogs
Live Cattle

Grains	Corn
Soybeans
Soybean Oil
Wheat

Softs	Cocoa*
Coffee
Cotton
Sugar

The relative target weight percentage breakdown for the Commodity Groups for 2012 is as follows:

Table 5: Aggregate Target Weights, by Commodity Group

Commodity Group	Aggregate Target Weight
Energy	32.63%
Agriculture	30.42%
Precious Metals	12.56%
Industrial Metals	18.64%
Livestock	5.75%

Annual Recomposition and Reweighting of the DJ-UBSCI

The composition of and weightings for the DJ-UBSCI are determined for each year in July or August of the previous year. The determinations are made by UBS under the supervision of the Supervisory Committee, reviewed at the annual meeting of the Supervisory and Advisory Committees and announced following approval by the Supervisory Committee. The new composition and weightings are then implemented the following January. After the annual reweighting and rebalancing of the DJ-UBSCI, the daily relative weighting of each commodity in the DJ-UBSCI will fluctuate depending on the relative performance of the Designated Contracts. Designated Contracts with higher prices will become more heavily weighted in the DJ-UBSCI, and Designated Contracts with lower prices will become less heavily weighted in the DJ-UBSCI.

The daily weightings for the Designated Contracts in the DJ-UBSCI are published by Dow Jones Indexes on www.djindexes.com. Information contained in this website is not incorporated by reference herein and should not be considered a part hereof.

Index Components

The Nearby Indices

Each Index Component that is a Nearby Index reflects the returns available by maintaining a rolling position in the related futures contract in Table 6 below.

Each Nearby Index is composed of a single commodity futures contract for an Index Commodity or a Backwardation Commodity (as applicable) that, prior to roll period (as described below), is the futures contract set forth in Table 6 below for that month (the “current futures contract”). Each Nearby Index maintains its exposure to the related commodity futures contract by closing out its position in the current futures contract and establishing a new position in the futures contract set forth in Table 6 below for the next succeeding month during the roll period (the “roll futures contract”). Subject to the occurrence of a roll adjustment event, each Nearby Index rolls from the current futures contract to the next nearby roll futures contract from the fifth to the ninth Index Business Days of each month (the “roll period” and each such day, a “roll day”).

Table 6: Roll Schedule for the Nearby Indices

Nearby Index	Launch Date*	Futures Contract	Futures contract delivery months as at the first Index Business Day of each month
			Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Barclays Capital WTI Crude Nearby ER Index BCC2CL0P Index	11/7/2007	Light, Sweet Crude Oil	G	H	J	K	M	N	Q	U	V	X	Z	F

Barclays Capital Brent Crude Nearby ER Index BCC2CO0P Index	11/7/2007	Brent Crude Oil	H	J	K	M	N	Q	U	V	X	Z	F	G

Barclays Capital Heating Oil Nearby ER Index BCC2HO0P Index	10/4/2007	Heating Oil	G	H	J	K	M	N	Q	U	V	X	Z	F

Barclays Capital Unleaded Gasoline Nearby ER Index BCC2RB0P Index	2/6/2008	Reformulated Gasoline Blendstock for Oxygen Blending (RBOB)	G	H	J	K	M	N	Q	U	V	X	Z	F

Barclays Capital US Copper Nearby ER Index BCC2HG0P Index	6/19/2008	Copper (Grade 1)	H	H	K	K	N	N	U	U	Z	Z	Z	H

Barclays Capital Gold Nearby ER Index BCC2GC0P Index	11/7/2007	Gold	G	J	J	M	M	Q	Q	Z	Z	Z	Z	G

Barclays Capital Silver Nearby ER Index BCC2SI0P Index	11/7/2007	Silver	H	H	K	K	N	N	U	U	Z	Z	Z	H

Barclays Capital Cocoa Nearby ER Index BCC2CC0P Index	2/13/2008	Cocoa	H	H	K	K	N	N	U	U	Z	Z	Z	H

Barclays Capital Aluminum Nearby ER Index BCC2LA0P Index	11/7/2007	Aluminum	G	H	J	K	M	N	Q	U	V	X	Z	F

Barclays Capital Nickel Nearby ER Index BCC2LN0P Index	11/7/2007	Nickel	G	H	J	K	M	N	Q	U	V	X	Z	F
Barclays Capital Zinc Nearby ER Index BCC2LZ0P	11/7/2007	Zinc	G	H	J	K	M	N	Q	U	V	X	Z	F
Barclays Capital Coffee Nearby ER Index BCC2KC0P Index	6/19/2008	Coffee	H	H	K	K	N	N	U	U	Z	Z	Z	H
Barclays Capital Corn Nearby ER Index BCC2CN0P Index	11/7/2007	Corn	H	H	K	K	N	N	U	U	Z	Z	Z	H
Barclays Capital Cotton Nearby ER Index BCC2CT0P Index	11/7/2007	Cotton	H	H	K	K	N	N	Z	Z	Z	Z	Z	H
Barclays Capital Soybeans Nearby ER Index BCC2SO0P Index	11/7/2007	Soybeans	H	H	K	K	N	N	X	X	X	X	F	F
Barclays Capital Soybean Oil Nearby ER Index BCC2BO0P Index	7/7/2009	Soybean Oil	H	H	K	K	N	N	Z	Z	Z	Z	Z	F
Barclays Capital Sugar Nearby ER Index BCC2SB0P Index	11/7/2007	Sugar	H	H	K	K	N	N	V	V	V	H	H	H
Barclays Capital Wheat Nearby ER Index BCC2WH0P Index	10/4/2007	Wheat	H	H	K	K	N	N	U	U	Z	Z	Z	H

Barclays Capital Live Cattle Nearby ER Index BCC2LC0P Index	11/7/2007	Live Cattle	G	J	J	M	M	Q	Q	V	V	Z	Z	G

Barclays Capital Lean Hogs Nearby ER Index BCC2LH0P Index	11/7/2007	Lean Hogs	G	J	J	M	M	N	Q	V	V	Z	Z	G

Each letter in the table above corresponds to the month listed in the table below:

F	G	H	J	K	M	N	Q	U	V	X	Z
Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

*	Date the Index Sponsor began to calculate the Nearby Index.

For example, on the first Index Business Day of January, the Barclays Capital WTI Nearby Crude Nearby ER Index (the “WTI Crude Nearby Index”) is composed of the Light, Sweet Crude Oil futures contract with a delivery month of February. During the January roll period, the WTI Crude Nearby Index maintains its exposure to the Light, Sweet Crude Oil futures contract by closing out its position in the Light, Sweet Crude Oil futures contract with delivery month of February and establishing a new position in the Light, Sweet Crude Oil futures contract with delivery month of March.

Each Nearby Index is an excess return index reflecting the price return and roll return of the relevant futures contract but not the collateral return.

Each Nearby Index is maintained and calculated by the Index Sponsor, and is denominated in U.S. dollars. The Index Sponsor calculates the level of each Nearby Index at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http://www.barcap.com/indices, or any successor website thereto, shortly thereafter. The level of each Nearby Index is also reported on Bloomberg under the tickers set forth on Table 6 above. In the event of any discrepancy between the level of the Index published on http://www.barcap.com/indices (or any successor website) and the level of the Index published on Bloomberg, the level of the Index published on http://www.barcap.com/indices (or any successor website) shall prevail.

Calculation of Each Nearby Index

The level of each Nearby Index is deemed to have been 100.0000 on December 31, 1998. The date on which the Index Sponsor began to calculate each Nearby Index is specified in Table 6. All data relating to the period prior to the respective launch date listed below is an historical estimate by the Index Sponsor using the available data as to how the Nearby Indices may have performed in the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. As described below, the Calculation of Each Nearby Index also relates to the calculation of the Liquidity Indices and the Deferred Indices with the modifications discussed under “Index Components—Liquidity Indices” and “Index Components—Deferred Indices”, respectively, below. On any given Index Business Day, the level of each Nearby Index is equal to:

ERt = ERt-1 × (1+ PRt)

where:

“ERt ” means the Nearby Index level on Index Business Day t;

“ERt-1 ” means the Nearby Index level on the Index Business Day that immediately precedes Index Business Day t; and

“PRt” means the daily price return of the current futures contract, on Index Business Day t calculated using the formulae below.

The Nearby Index level is rounded to seven significant figures (with halves rounded up).

The daily price return (“PRt”) on any given Index Business Day outside of the roll period is calculated as follows:

where:

“PRt ” means the daily price return of the current futures contract, on Index Business Day t;

“Pk,t ” means the closing price for the current futures contract on Index Business Day t; and

“Pk,t-1 ” means the closing price for the current futures contract on the Index Business Day that immediately precedes Index Business Day t.

The daily price return (“PRt”) on any given Index Business Day during the roll period is calculated as follows:

where:

“PRt ” means the daily price return of the current futures contract, and roll futures contract, on Index Business Day t;

“CWk,t-1” means, subject to the occurrence of a roll adjustment event, the contract weight for the current futures contract on the Index Business Day that immediately precedes Index Business Day t; the contract weight for the current futures contract, is equal to 1.0 at the start of each month and is reduced by one fifth on each roll day, starting on the first roll day, such that on the last roll day during the roll period, it is equal to 0.0;

“Pk,t ” means the closing price for the current futures contract, on Index Business Day t;

“Pk,t-1 ” means the closing price for the current futures contract on the Index Business Day that immediately precedes Index Business Day t;

“P’k,t” means the closing price for the roll futures contract on Index Business Day t;

“P’k,t-1” means the closing price for the roll futures contract on the Index Business Day that immediately precedes Index Business Day t; and

“t” refers to an Index Business Day.

Roll Adjustments

If, on any Index Business Day during a roll period, a “roll adjustment event” occurs, then the contract weight for the current futures contract will not decrease by one fifth, and the portion of the roll that would otherwise have taken place on such Index Business Day (the “deferred portion”) will roll on the next Index Business Day on which no roll adjustment event is occurring. If roll adjustment events occur on successive Index Business Days during the roll period, then all deferred portions will roll on the next Index Business Day on which no roll adjustment event is occurring. If such next Index Business Day is also a roll day, then both the deferred portion(s) and the portion scheduled to roll on such roll day will roll on such next Index Business Day. If the roll of the current futures contract into the roll futures contract is not completed during the roll period as a result of the occurrence of one or more roll adjustment events on one or more roll days, then the deferred portion(s) will roll on the first Index Business Day after the roll period on which no roll adjustment event is occurring.

Any of the following will constitute a “roll adjustment event”:

•	the relevant commodities exchange or other price source is not open for trading;

•	a failure by the relevant commodities exchange or other price source to announce or publish the closing price(s) for the relevant futures contract(s);

•	a material limitation, suspension, or disruption of trading in the relevant futures contract;

•

the closing price(s) for the relevant futures contract(s) is a “limit price”, which means that the closing price has increased or decreased from the previous day’s closing price by the maximum amount permitted under the relevant commodity exchange rules; or

•

any other event that the Index Sponsor determines may materially interfere with the ability of participants on the applicable exchange to acquire, establish, re-establish, substitute, maintain, unwind or dispose of positions in the relevant futures contracts or the proper functioning of the relevant commodities exchange.

The 3 Month Deferred Indices

The 3 Month Deferred Indices are similar to the corresponding Nearby Indices with the exception that each 3 Month Deferred Index invests in a contract which is a specified number of months after of the nearby contract. The 3 Month Deferred Indices seek to avoid the pronounced congestion, roll yield, and volatility associated with the front-end of the curve.

Each 3 Month Deferred Index is composed of a single commodity futures contract that, prior to the roll period (as described below), is the futures contract set forth in Table 7 below (the “deferred current futures contract”). Each 3 Month Deferred Index maintains its exposure to the related commodity futures contract by closing out its position in the deferred current futures contract and establishing a new position in the futures contract set forth in Table 7 below for the next succeeding month (three months deferred) during the roll period (the “deferred roll futures contract”). Subject to the occurrence of a roll adjustment event, each 3 Month Deferred Index rolls from the deferred current futures contract to the deferred roll futures contract from the fifth to the ninth Index Business Days of each month (the “roll period” and each such day, a “roll day”).

Each 3 Month Deferred Index is an excess return index reflecting the price return and the roll return of the relative futures contract but not the collateral return.

Each 3 Month Deferred Index is maintained and calculated by the Index Sponsor, and is denominated in U.S. dollars. The Index Sponsor calculates the level of each 3 Month Deferred Index at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day and publishes it on http:www.barcap.com/indices, or any successor website thereto, shortly thereafter. The level of each 3 Month Deferred Index is also reported on Bloomberg under the tickers set forth in Table 7. In the event of any discrepancy between the level of the Index published on http://www.barcap.com/indices (or any successor website) and the level of the Index published on Bloomberg, the level of the Index published on http://www.barcap.com/indices (or any successor website) shall prevail.

Table 7: Roll Schedule for the 3 Month Deferred Indices

Nearby Index	Launch Date*	Futures Contract	Futures contract delivery months as at the first Index Business Day of each month
			Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Barclays Capital Brent Crude 3M Deferred ER Index BCC2CO3P Index	5/12/2008	Brent Crude	M	N	Q	U	V	X	Z	F	G	H	J	K

Barclays Capital Heating Oil 3M Deferred ER BCC2HO3P Index	5/12/2008	Heating Oil	K	M	N	Q	U	V	X	Z	F	G	H	J

Barclays Capital Copper 3M Deferred ER BCC2LP3P Index	5/12/2008	Copper (Grade A)	K	M	N	Q	U	V	X	Z	F	G	H	J

Barclays Capital Gas Oil 3M Deferred ER BCC2GO3P Index	5/12/2008	Gasoil	K	M	N	Q	U	V	X	Z	F	G	H	J

Barclays Capital Unleaded Gasoline 3M Deferred ER Index BCC2RB3P Index	5/12/2008	Reformulated Gasoline Blendstock for Oxygen Blending (RBOB)	K	M	N	Q	U	V	X	Z	F	G	H	J

Barclays Capital Natural Gas 3M Deferred ER Index BCC2NG3P Index	5/12/2008	Henry Hub Natural Gas	K	M	N	Q	U	V	X	Z	F	G	H	J

Barclays Capital Aluminum 3M Deferred ER BCC2LA3P Index	5/12/2008	Aluminum (Primary)	K	M	N	Q	U	V	X	Z	F	G	H	J

Barclays Capital Lead 3M Deferred ER BCC2LL3P Index	5/12/2008	Lead (Standard)	K	M	N	Q	U	V	X	Z	F	G	H	J

Barclays Capital Nickel 3M Deferred ER BCC2LN3P Index	5/12/2008	Nickel (Primary)	K	M	N	Q	U	V	X	Z	F	G	H	J

Barclays Capital Zinc 3M Deferred ER BCC2LZ3P Index	5/12/2008	Zinc (Special High Grade)	K	M	N	Q	U	V	X	Z	F	G	H	J

Barclays Capital Live Cattle 3M Deferred ER BCC2LC3P Index	5/12/2008	Live Cattle	M	M	Q	Q	V	V	Z	Z	G	G	J	J

*	Date the Index Sponsor began to calculate the 3 Month Deferred Index.

Calculation of Each 3 Month Deferred Index

The level of each 3 Month Deferred Index is deemed to have been 100.0000 on December 31, 1998. The date on which the Index Sponsor began to calculate each 3 Month Deferred Index is specified in Table 7 above. All data relating to the period prior to the respective launch date listed below is an historical estimate by the Index Sponsor using the available data as to how the 3 Month Deferred Indices may have performed in the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. The calculation of the 3 Month Deferred Indices are calculated in the same manner set forth under “The Nearby Indices” above, except that (i) the current futures contract shall be the deferred current futures contract and (ii) the roll futures contract shall be the deferred roll futures contract.

On any given Index Business Day, the level of the 3 Month Deferred Index is equal to an amount calculated in accordance with the same formula described above under “Calculation of Nearby Index”, except that (i) the current futures contract on Index Business Day t is the deferred current futures contract and (ii) the roll futures contract on Index Business Day t (in the case of an Index Business Day during the roll period) is the deferred roll futures contract.

Roll Adjustments

The 3 Month Deferred Indices are subject to the same roll adjustment rules as the Nearby Indices, as described under “Roll Adjustments” above, except that (i) the current futures contract shall be the deferred current futures contract and (ii) the roll futures contract shall be the deferred roll futures contract.

The Liquidity Indices

The Liquidity Indices are similar to the corresponding Nearby Indices with the exception that each Liquidity Index invests based on static roll schedule created to target the most liquid contracts for each commodity.

Each Liquidity Index is composed of a single commodity futures contract that, prior to the roll period (as described below), is the futures contract set forth in Table 8 below (the “liquidity current futures contract”). Each Liquidity Index maintains its exposure to the related commodity futures contract by closing out its position in the current futures contract and establishing a new position in the futures contract with the highest liquidity. Rather than automatically rolling into the next nearby futures contract delivery month, a Liquidity Index for a particular Selected Commodity has a predetermined roll schedule that employs a modification to the standard roll methodology and instead compares the liquidity current futures contract to the futures schedule for the relevant contract with a view to selecting the most liquid contract to roll into (the “liquidity roll futures contract”). Subject to the occurrence of a roll adjustment event, each Liquidity Index rolls from the liquidity current futures contract to the liquidity roll futures contract from the fifth to the ninth Index Business Days of each month (the “roll period” and each such day, a “roll day”).

Table 8: Roll Schedule for the Liquidity Indices

Liquidity Index	Futures Contract	Eligible Delivery Month
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Barclays Capital Coffee Liquidity ER (Ticker: BCCFKCLP Index)	Coffee “C”	H	H	N	N	N	Z	Z	Z	H	H	H	H

Barclays Capital Corn Liquidity ER (Ticker: BCCFCNLP Index)	Corn	N	N	N	Z	Z	Z	Z	Z	N	N	N	N

Barclays Capital Cotton Liquidity ER (Ticker: BCCFCTLP Index)	Cotton No. 2	H	H	Z	Z	Z	Z	Z	Z	Z	H	H	H

Barclays Capital Kansas Wheat Liquidity ER (Ticker: BCCFKWLP Index)	Hard Red Winter Wheat	N	N	N	N	N	Z	Z	Z	Z	Z	Z	N

Barclays Capital Soybeans Liquidity ER (Ticker: BCCFSOLP Index)	Soybeans	N	N	N	X	X	X	X	N	N	N	N	N

Barclays Capital Sugar Liquidity ER (Ticker: BCCFSBLP Index)	Sugar No. 11	V	V	V	V	V	V	H	H	H	H	H	V

Barclays Capital Wheat Liquidity ER (Ticker: BCCFWHLP Index)	Wheat	N	N	N	Z	Z	Z	Z	Z	N	N	N	N

Barclays Capital Lean Hogs Liquidity ER (Ticker: BCCFLHLP Index)	Lean Hogs	M	M	M	Q	V	V	Z	Z	G	G	J	J

Each Liquidity Index is an excess return index reflecting the price return and the roll return of the relative futures contract but not the collateral return.

Each Liquidity Index is maintained and calculated by the Index Sponsor, and is denominated in U.S. dollars. The Index Sponsor calculates the level of each Liquidity Index at the close of business, New York time, on each Index Business Day with respect to the prior Index Business Day publishes the level on http://www.barcap.com/indices, or any successor website thereto, using the tickers set forth above.

Calculation of Each Liquidity Index

The level of each 3 Month Deferred Index is deemed to have been 100.0000 on December 31, 1998. The date on which the Index Sponsor began to calculate each Liquidity Index is November 23, 2010. All data relating to the period prior to the respective launch date listed below is an historical estimate by the Index Sponsor using the available data as to how the Liquidity Indices may have performed in the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance.

On any given Index Business Day, the level of the Liquidity Index is equal to an amount calculated in accordance with the same formula described above under “Calculation of Each Nearby Index”, except that (i) the current futures contract shall be the liquidity current futures contract and (ii) the roll futures contract shall be the liquidity roll futures contract.

Roll Adjustments

The Liquidity Indices are subject to the same roll adjustment rules as the Nearby Indices, as described under “Roll Adjustments” above, except that (i) the current futures contract shall be the liquidity current futures contract and (ii) the roll futures contract shall be the liquidity roll futures contract.

Calculation of the Index

The level of the Index is deemed to have been 100.0000 on January 7, 2000. The Index Sponsor has established a formula for the calculation of the Index level on each Index Business Day.

Steps for Index Calculation

Step #1: Identify the Excess Return Index Value as of the immediately preceding Index Business Day

The Index level for any particular Index Business Day t is based on the level as of the immediately preceding Index Business Day (day t-1). Thus, the first step in calculating the Index level on day t is to identify the Excess Return Index Value at the close of the immediately preceding Index Business Day (day t-1).

Step #2: For each index position, calculate the change in level

The second step is to calculate the change in level for each Index Component in the Long Portfolio and multiply the change by the notional long position for such Index Component established on the most recent Rebalancing Date. For each Index Component in the Short Portfolio, the change in level for the Short Index Component is multiplied by the notional short position for such Index Component established on the most recent Rebalancing Date. The value calculated for the long and short index positions are added together.

Step #3: For the current Index Business Day, add the change in price for each position multiplied by the change in prices of the Index Components for all the Index Commodities

The values obtained in Step #2 for each Index Component are added together to obtain the aggregate change for all Index Components for a particular Index Business Day.

Step #4: Calculate the Excess Return

Based on the values identified and calculated above, the Excess Return (“ERt”) is then calculated by adding the result of Step #3 for day t to the previous Index Business Day’s Excess Return (“ERt-1”)

Where:

i	means Index Component i;

m	means the number of Index Components underlying the Index;

t	means an Index Business Day;

t-1	means the Index Business Day immediately prior to Index Business Day t;

ERt	means the Excess Return Index Value for Index Business Day t;

The Excess Return Index Value of the Index is rounded to seven significant figures.

The “Long Positions” referred to above are the long positions in the Index Components for the Selected Commodities with a notional amount determined based on the weighting of such Index Component. As the levels of the Index Components fluctuate over time due to changes in the underlying futures contracts, the Index requires rebalancing. Every month, on each Index Business Day during the five-day Rebalancing Period, each Long Position is adjusted by 1/5 of the difference between the new long position and the old long position prior to the rebalancing. The same rebalancing methodology is applicable to the “Short Positions”, which are the short positions in the Short Index Components. References above to “Long Price” and “Short Price” mean the levels of the Long and Short Index Components, respectively, for a commodity in the Index on any Index Business Day.

Step #5: Calculate the Collateral Return

The fifth step is to calculate the Collateral Return (“CRt”):

Where:

t	means an Index Business Day;

t-1	means the Index Business Day immediately preceding Index Business Day t;

CRt	means the Collateral Return for Index Business Day t;

n	means the number of calendar days between Index Business Day t and the immediately preceding Index Business Day;

TBILLt-1	means the high rate for the most recent 13-Week (91-Day) US Treasury bill auction prior to Index Business Day t as published by the U.S. Department of the Treasury Bureau of the Public Debt on the website www.treasurydirect.gov/RI/OFBills under column “Discount Rate %”, or if this source is not available, such other source as the Index Sponsor may determine in its sole discretion.

n	means the number of calendar days between Index Business Day t and the immediately preceding Index Business Day;

Step #6: Calculate the Index level

Based on the values identified and calculated above, the level of the Index (“TRt”) is then calculated by dividing the Excess Return by the previous Index Business Day’s Excess Return, then adding the Collateral Return. This figure is then multiplied by the previous Index Business Day’s Index level:

Where:

t	means an Index Business Day;

t-1	means the Index Business Day immediately preceding Index Business Day t;

ERt	means the Excess Return Index Value for Index Business Day t;

TRt	means the Total Return Index Value for Index Business Day t;

CRt	means the Collateral Return for Index Business Day t (as calculated above);

The Total Return Index Value of the Index is rounded to seven significant figures.

Rebalancing of the Index

The Index seeks to capture the potential relative outperformance of the Long Portfolio versus the Short Portfolio. The Long and Short Portfolio are intended to satisfy certain target weights (as discussed above). However, as the levels of Index Components move over time (as a result of the performance of the underlying futures contracts), the relative weights of each Index Component may differ on any Index Business Day from the target level. In order to try to minimize potential percentage weighting differences, the Index rebalances the actual weights of the Index Components during a five Index Business Day period beginning on the fifth Index Business Day of each calendar month (each a “Rebalancing Date”) to target the relative weights listed above.

If, on any Rebalancing Date, a disruption event occurs or is continuing with respect to an Index Component, then the change in the Long Position or Short Position, as applicable, with respect to that Index Component shall be postponed to the next Index Business Day on which there is no disruption event for that Index Component. For the avoidance of doubt, all Index Components in respect of which no disruption event is occurring or continuing on any Rebalancing Date, shall be rebalanced on that next eligible Index Business Day.

Modifications to the Index or the Index Components

The Index Sponsor does not presently intend to modify the Index or any of the Index Components (each a “Sponsored Index” and, collectively, the “Sponsored Indices”). However, under certain circumstances described in this section, the Index Sponsor may, in its sole discretion and in a commercially reasonable manner, make modifications to any of the Sponsored Indices. The Index Sponsor will promptly publish any such modifications on http://www.barcap.com/indices/.

Force Majeure Events

If, on any Index Business Day, a Force Majeure Event occurs that, in the sole discretion of the Index Sponsor, affects a Sponsored Index, the Index Sponsor may:

(1)	make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate such Sponsored Index as the Index Sponsor considers necessary in order to maintain the objectives of such Sponsored Index, or (b) the level of such Sponsored Index as the Index Sponsor considers appropriate; and/or

(2)	defer publication of the level of such Sponsored Index and any other information relating to such Sponsored Index until it determines, in its sole discretion, that no Force Majeure Event is occurring.

“Force Majeure Event” means, in respect of a Sponsored Index, an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects any Sponsored Index (and/or any Index Component thereof) and/or an underlying futures contract

Disruption Events

•	If, on any Index Business Day, a Disruption Event occurs that, in the sole discretion of the Index Sponsor, affects any Sponsored Index, the Index Sponsor may:

•

make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate such Sponsored Index as the Index Sponsor considers necessary in order to maintain the objectives of that Sponsored Index, or (b) the level of the Sponsored Index as the Index Sponsor considers appropriate;

•	defer publication of the level of such Sponsored Index and any other information relating to such Sponsored Index until it determines, in its sole discretion, that no Disruption Event is occurring;

•

for any underlying Index Component, replace the underlying commodity futures contract with any successor commodity futures contract that the Index Sponsor considers appropriate for the purposes of continuing such Index Component;

•	defer or suspend publication of such Sponsored Index in its sole discretion at any time; and/or

•	discontinue supporting such Sponsored Index or terminate the calculation of the level of such Sponsored Index and the publication of such level:

“Disruption Event” means a Change in Tax Event, Cessation of Trading, Change of Index Constituent Event (for a Sponsored Index other than the Index), Index Component Change Event (for the Index), Disruption of Trading, a Force Majeure Event (each as defined below) that lasts for at least 30 consecutive days, or any other event that would make the calculation of a Sponsored Index impossible or infeasible, technically or otherwise, or that makes the Sponsored Index non-representative of market prices or undermines the objectives of the Sponsored Index or the reputation of the Sponsored Index as a fair and tradable benchmark. The following event will not be a Disruption Event: a limitation on the hours or numbers of days of trading on any commodities exchange on which any of the futures contracts underlying a Sponsored Index is traded, but only if the limitation results from an announced change in the regular business hours of such commodities exchange.

“Change in Tax Event” shall occur in respect of a Sponsored Index if the Index Sponsor determines at any time, that as a result of change in taxation (including, but not limited to, any tax imposed on the Index Sponsor or its affiliates) it is necessary to change any Sponsored Index or the methodology used to compose or calculate such Sponsored Index;

“Change of Index Constituent Event” shall occur in respect of a Sponsored Index other than the Index if (i) the Index Sponsor deems it necessary, at any time and it its sole discretion, to replace an commodity futures contract underlying that Sponsored Index with an appropriate successor commodity futures contract for that Sponsored Index in order to maintain the objectives of that Sponsored Index or (ii) a change in the quality, composition, construction, or calculation methodology of the closing price of a commodity futures contract underlying such Sponsored Index occurs, as the case may be, and/or any other event which results in such commodity futures contract being changed or altered occurs, in each case as determined by the Index Sponsor in its sole discretion;

“Cessation of Trading” shall occur if the Index Sponsor determines, in its sole discretion, that any of the futures contracts underlying an Index Component has ceased (or will cease) to be liquid, traded and/or publicly quoted for any reason in a manner acceptable to the Index Sponsor;

“Disruption of Trading” means a material limitation, suspension or disruption in the trading of any futures contract underlying an Index Component (including, but not limited to, the occurrence or announcement of a day on which there is a limitation on, or suspension of, the trading of any futures contract underlying any such Index Component imposed by the commodities exchange on which such futures contract is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such commodities exchange) that results in a failure by the relevant commodities exchange on which such futures contract is traded to report the closing price of such futures contract on any Index Business Day;

“Index Component Change Event” shall occur if, in respect of a Long Index Component or a Short Index Component, a change is made to the methodology of either Index Component as determined by the Index Sponsor in its sole discretion;

Index Change Events

If an Index Change Event occurs, the Index Sponsor shall modify the Index to reflect the changes to the Short Reference Index except in such circumstances where:

1)	the Index would cease to be a “tradable” index that is readily accessible to market participants; and/or

2)	it would be impossible or impractical for the Index Sponsor to continue to apply the methodology set out in the Index Methodology,

in each case as determined at the sole discretion of the Index Sponsor, in which case the Index Sponsor reserves the right, in its sole discretion, to:

3)	make such determinations and/or adjustments to the Short Reference Index, as it applies to the Index and/or the Index Methodology as the Index Sponsor considers necessary in order to maintain the objectives of the Index; or continue to use the previous version of that Short Reference Index which was being used by the Index Sponsor to calculate the Index immediately prior to the Index Change Event.

If a new commodity is added to the Short Reference Index, the Short Index Component for that commodity shall be determined by the Index Sponsor in accordance with the terms of the Index Specification of the Index, failing which the Short Index Component for that commodity will be the next nearby Nearby Index for that commodity.

If any modifications or changes are made pursuant this section, the Index Sponsor will publish such modifications or changes on its website http://www.barcap.com/indices/ (or any successor thereto).

An “Index Change Event” shall occur if a change is made to the Short Reference Index, including changes made by the index sponsor of the Short Reference Index.

Change in Methodology

The Index Sponsor shall employ the methodology for the Sponsored Indices described in this pricing supplement and its application of such methodology shall be conclusive and binding. From time to time it may be necessary to modify the methodology for a Sponsored Index (including the information or inputs on which the Sponsored Indices are based). The Index Sponsor reserves the right, in its sole discretion, to make such modifications to the methodology in a commercially reasonable manner.

The Index Sponsor will publish any such modifications or changes on its website http://www.barcap.com/indices/ (or any successor thereto).

The Index Sponsor assumes no obligation to implement any modification or change to the methodology for any Sponsored Index set out herein as a result of any market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting the Index or any Index Components). Where the Index Sponsor elects to make a modification or change in the methodology, the Index Sponsor will make reasonable efforts to ensure that such modifications or changes will result in a methodology that is consistent with the methodology described in this pricing supplement.

Cancellation

If on any Index Business Day the value of the Index become less than 10 (in the Index Sponsor’s sole and absolute determination), the Index Sponsor may (a) set the target weights for the Index Components in respect of the next and all following Rebalancing Dates to zero and (b) cease publication of the value of the Index from the Index Business Day following the next Rebalancing Date (subject to the occurrence of certain Disruption Events).

Termination

The index sponsor may, in its sole discretion, at any time and without notice, terminate the calculation and publication of the level of any Sponsored Index. See “Indices—Adjustments Relating to Securities with a Reference Asset Comprised of an Index or Indices” in the accompanying prospectus supplement for more information.

Errors

The Index Sponsor reserves the right to make adjustments to correct errors contained in previously published information relating to a Sponsored Index, including but not limited to the level of any Sponsored Index, and to publish the corrected information, but is under no obligation to do so and shall have no liability in respect of any errors or omissions contained in any subsequent publication. Notwithstanding the above, the Index Sponsor will not adjust or correct any previously published levels other than in cases of manifest error.

Adjustments

The Index Sponsor may, at any time and without notice, change the name of the Sponsored Indices, the place and time of their publication and the frequency of publication of their levels.

Disclaimer

The Index Sponsor does not guarantee the accuracy and/or completeness of the Sponsored Indices, any data included therein, or any data from which it is based, and the Index Sponsor shall have no liability for any errors, omissions, or interruptions therein.

The Index Sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Sponsored Indices. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, in no event shall the Index Sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the Index Sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Sponsored Indices or publication of their levels (or failure to publish such value) and any use to which any person may put the Sponsored Indices or their levels. In addition, although the Index Sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the level of any Sponsored Indices, the Index Sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

Historical and Hypothetical Historical Index Levels

The Index is maintained and calculated by Barclays Capital, a division of Barclays Bank PLC. The following table and graph illustrate how the Index has performed since the index commencement date.

The Index was launched on October 4, 2011. All data relating to the period prior to the launch of the Index is an historical estimate by the index sponsor using available data about the closing prices of futures contracts underlying the Index Components during the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance of the Index.

The historical and hypothetical performance of the Index and the DJ-UBSCI in the graph below should not be taken as an indication of future performance, and no assurance can be given that the level of the Index will increase or not decrease sufficiently to cause holders of the Notes to receive a payment at maturity equal to or in excess of the principal amount of such Notes. The level of the Index on the Initial Valuation Date is 1,145.0720.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

License Agreement

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®”, “DJ”, “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, and “DJ-UBSCISM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been licensed for use for certain purposes by Barclays Capital. The Barclays Capital Backwardation Alpha DJ-UBSCI Index, which is based on the Dow Jones-UBS Commodity IndexSM, is not sponsored or endorsed by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates, but is published with their consent.

The Notes are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities CME Indexes or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the Notes particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by CME Indexes in conjunction with UBS Securities without regard to Barclays Capital or the Notes. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of Barclays Capital or the owners of the Notes into consideration in determining, composing or calculating DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Notes customers, in connection with the administration, marketing or trading of the Notes. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Notes currently being issued by Licensee, but which may be similar to and competitive with the Notes. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and Notes.

Purchasers of the Notes should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. The information in the Pricing Supplement regarding the Dow Jones-UBS Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-UBS Commodity IndexSM components in connection with Notes. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-UBS Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS CAPITAL, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND BARCLAYS CAPITAL, OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

Disclaimer

The index sponsor does not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Index. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Index or publication of the index level (or failure to publish such value) and any use to which any person may put the Index or the index level. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the index level, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

Issuer Redemption

We have the right to redeem or “call” your Notes (in whole but not in part) at our sole discretion without your consent at any time on any business day through and including the Maturity Date. If we elect to redeem your Notes, we will deliver written notice of such election to redeem to DTC and the Trustee.

In this scenario, the Final Valuation Date will be deemed to be the third Scheduled Trading Day prior to the Redemption Date, such deemed Final Valuation Date being subject to postponement in the event of a note market disruption event as described in “Note Market Disruption Events” in this pricing supplement, and the Notes will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice, at an amount equal to the Issuer Redemption Amount. If the deemed Final Valuation Date referred to above is postponed and occurs less than two business days prior to the day that would otherwise be the Redemption Date, then the Redemption Date will be the second business day following the deemed Final Valuation Date as so postponed.

Holder Redemption

Provided that an Early Redemption Intraday Trigger Event or Issuer Redemption has not occurred, you may elect to redeem your Notes prior to maturity at an amount equal to the amount specified on the cover page of this pricing supplement for Holder Redemption (the “Holder Redemption Amount”), provided that you redeem at least 250 Notes at one time. To redeem your Notes, you must instruct your broker or other person with whom you hold your Notes to take the following steps:

•

deliver a notice of redemption, which is attached as Annex A, that specifies your designated Final Valuation Date (such designated date being the “Holder Redemption Notice Date”. The notice must be delivered to us via email by no later than 4:00 p.m., New York City time, on the business day immediately preceding the Holder Redemption Notice Date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption, which is attached as Annex B;

•

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective. We will notify you of the Holder Redemption Amount no later than the third business day following the Holder Redemption Notice Date;

•	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Notes at a price equal to the Holder Redemption Amount, facing Barclays Capital DTC 7256; and

•

cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Redemption Date (the third business day following the Holder Redemption Notice Date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the Notes in respect of such deadlines. If we do not receive your notice of redemption by 4:00 p.m., or your confirmation of redemption by 5:00 p.m., on the business day prior to the Holder Redemption Notice Date, your notice will not be effective and we will not redeem your Notes on the applicable Redemption Date. Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

If you elect to redeem your Notes on a Redemption Date that is later in time than the Redemption Date resulting from a subsequent Issuer Redemption or the Intraday Trigger Redemption Date resulting from an Early Redemption Intraday Trigger Event, as applicable, your election to redeem your Notes will be deemed to be ineffective and your Notes will instead be redeemed pursuant to the applicable mechanics of such redemption as specified below on the relevant redemption date.

Early Redemption Intraday Trigger Event

We have the right to redeem or “call” your Notes (in whole but not in part) without your consent upon the occurrence of an Early Redemption Intraday Trigger Event. An “Early Redemption Intraday Trigger Event” will occur when the Intraday Indicative Value of the Index is less than 50% of the Initial Level at any time during the term of the Notes (including, without limitation, the Final Valuation Date). The “Intraday Indicative Value of the Index” will be determined by the calculation agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, on the basis of the latest available quotations for the intraday prices of the relevant commodities and futures contracts underlying the Index Components of the Index in accordance with the methodology described below under “—Methodology to Determine Intraday Prices”. If an Early Redemption Intraday Trigger Event occurs and we elect to redeem your Notes, within three business days of the determination of the Intraday Trigger Event Amount, we will deliver a written notice (the “Intraday Trigger Redemption Notice”) to the Depositary Trust Company (“DTC”) specifying the Intraday Trigger Event Day and the relevant intraday prices that were used by the calculation agent to determine the occurrence of an Early Redemption Intraday Trigger Event and to calculate the Intraday Trigger Event Amount. The date of such notice shall be the “Intraday Trigger Event Notice Date”). The Intraday Trigger Event Amount will be the amount which will be payable to you on the Intraday Trigger Redemption Date (as described on the cover page of this pricing supplement). The Intraday Trigger Redemption Date will be the third business day following the Intraday Trigger Event Notice Date.

Methodology to Determine Intraday Prices

In order to determine whether an Early Redemption Intraday Trigger Event has occurred and to calculate the Intraday Trigger Event Amount, the calculation agent will determine the latest available quotations for the intraday prices of the relevant underlying commodities of the Index Components for the Index, at the relevant times, in accordance with the following methodology:

1.	first, if the relevant futures contract for the relevant underlying commodity is actively traded, as determined by the calculation agent in its reasonable discretion, and intraday prices for that contract are publicly available, the calculation agent will use the current intraday price, as published for that contract by the relevant futures exchange;

2.	second, if the relevant futures contract is not being actively traded, as determined by the calculation agent in its reasonable discretion, or if intraday prices for that contract are unavailable for any reason, the calculation agent will determine the value of the relevant underlying commodities in good faith by reference to (a) tradable prices for over-the-counter derivatives relating to the same underlying commodities and having economic terms that replicate as closely as possible the underlying futures contracts, all as quoted by recognized brokers and dealers in the relevant market or (b) other tradable futures contracts on the same commodities traded on different exchanges or in different markets; and

3.	third, if the calculation agent is unable to determine the value of the relevant underlying commodities by reference to prices in the over-the-counter derivatives market or other futures markets, then the calculation agent will determine, in its sole discretion, acting in good faith and a commercially reasonable manner, an appropriate value for the relevant underlying commodities. In doing so, the calculation agent may imply a value for such underlying commodities by reference to one or more sources of information that, in the calculation agent’s sole discretion, can serve as a reasonable “proxy” for determining the value of the relevant commodities, including, without limitation, the price of another commodity futures contract on a related commodity that correlates with the relevant commodity futures contract.

Note Market Disruption Events

The Final Valuation Date may be postponed and thus the determination of the level of the Index may be postponed if the calculation agent determines that, on the Final Valuation Date, a market disruption event has occurred or is continuing in respect of the Index or Index Component. If such a postponement occurs, the closing levels of the Index Components of the Index unaffected by the market disruption event shall be determined on the scheduled Final Valuation Date (or deemed Final Valuation Date in the case of Holder Redemption or Issuer Redemption) and the level of the affected Index Components of the Index shall be determined using the closing level of the affected Index Components of the Index on the first Scheduled Trading Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Final Valuation Date be postponed by more than five Scheduled Trading Days.

If the Final Valuation Date is postponed until the third Scheduled Trading Day following the scheduled Final Valuation Date (or deemed Final Valuation Date in the case of Holder Redemption or Issuer Redemption), but a note market disruption event occurs or is continuing on such day, that day will nevertheless be the Final Valuation Date and the calculation agent will make a good faith estimate in its sole discretion of the closing level of the Index for such day.

Any of the following will be a “market disruption event”:

•

a material limitation, suspension or disruption in the trading of any contract comprising any Index Component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price;

•

the daily contract reference price for any contract comprising any Index Component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•

failure by the Index Sponsor to publish the closing level of any Index Component or of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more contracts comprising any Index Component; or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect.

The following events will not be market disruption events:

•

a limitation on the hours or numbers of days of trading on a trading facility on which any contract comprising any Index Component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in any contract comprising any Index Component.

For more information regarding the situation in which the calculation agent observes that the Intraday Indicative Value of the Index is less than 50% of the Initial Level when a market disruption event has occurred and is continuing at the Final Valuation Date (or deemed Final Valuation Date in the case of Holder Redemption or Issuer Redemption), see “Consequences of an Intraday Indicative Value of Less Than 50% of Initial Level During the Occurrence of a Note Market Disruption Event” below.

Intraday Trigger Redemption Notice

If we elect to redeem your Notes following the occurrence of an Early Redemption Intraday Trigger Event, we will deliver written notice (the “Intraday Trigger Redemption Notice”) within three business days of the determination of the Intraday Trigger Event Amount, as promptly as possible of such election to redeem to the Depository Trust Company (“DTC”) and to the Bank of New York, the trustee under the Senior Debt Indenture dated September 16, 2004 (the “Trustee”). In the case of redemption following an Early Redemption Intraday Trigger Event, the Intraday Trigger Redemption Notice will specify the Intraday Trigger Event Amount as the case may be, and the relevant Intraday Trigger Redemption Date, which will be the third business day following the Intraday Trigger Event Notice Date. In the case of redemption following an Early Redemption Intraday Trigger Event, such notice will also specify the relevant intraday prices for the relevant underlying commodities, in each case that were used by the calculation agent to calculate the Intraday Indicative Value of the Index for purposes of determining the occurrence of an Early Redemption Intraday Trigger Event and in calculating the Final Intraday Level for the Intraday Trigger Event Amount. The information specified in the notice of redemption for an Early Redemption Intraday Trigger Event, including the intraday prices used, will be provided to you solely for the purpose of demonstrating the basis for determining the occurrence of an Early Redemption Intraday Trigger Event and the basis of the calculation of the Intraday Trigger Event Amount.

Consequences of an Intraday Indicative Value of Less Than 50% of Initial Level During the Occurrence of a Note Market Disruption Event

If (a) a market disruption event has occurred and is continuing that results in postponing the Final Valuation Date and the maturity date and (b) during such postponement, the calculation agent observes that the Intraday Indicative Value of the Index is less than 50%

of the Initial Level on the same basis for determining the occurrence of an Early Redemption Intraday Trigger Event (as described above), the calculation agent may, acting in good faith and in a commercially reasonable manner, determine that an Early Redemption Trigger Event has occurred. In order to calculate such intraday prices, the calculation agent shall apply the same methodology described above under “Early Redemption Intraday Trigger Event—Methodology to Determine Intraday Prices.”

Supplemental Plan of Distribution

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

ANNEX A

NOTICE OF REDEMPTION

To: InvestorSolutionsP1@barclayscapital.com, hybridstradesupport@barclayscapital.com

Subject: Notice of Redemption, CUSIP No. [                    ]

[BODY OF EMAIL]

Name of holder: [                    ]

Number of Notes to be redeemed: [                        ]

Holder Redemption Notice Date: [            ], 20[    ] (the deemed “Final Valuation Date”)

Contact Name: [                     ]

Telephone #: [                    ]

Acknowledgement: I acknowledge that the Notes specified above will not be redeemed unless all of the requirements specified in the pricing supplement relating to the Notes are satisfied.

A-1

ANNEX B

CONFIRMATION OF REDEMPTION

Dated:

Barclays Bank PLC

Barclays Bank PLC, as Calculation Agent

Fax: 212-412-1232

Dear Sirs:

The undersigned holder of Barclays Bank PLC’s $[—] Global Medium-Term Notes, Series A, due March 20, 2014, CUSIP No. 06738KY21 redeemable for a cash amount based on the Barclays Capital Backwardation Alpha DJ-UBSCI Total Return Index (the “Notes”) hereby irrevocably elects to exercise, on the Redemption Date of             , with respect to the number of Notes indicated below, as of the date hereof, the redemption right as described in the pricing supplement relating to the Notes (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the Securities (specified below) to book a delivery vs. payment trade on the Holder Redemption Notice Date with respect to the number of Notes specified below at a price equal to the Holder Redemption Amount, facing Barclays Capital DTC 7256 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the Redemption Date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Notes surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

(You must redeem at least 250 Securities at one time in order to exercise your right to redeem your Securities on the Redemption Date.)

B-1